                                                                     Exhibit 4.2

================================================================================

                                  WARNACO INC.

                                       and

                           THE GUARANTORS NAMED HEREIN

                                  as Guarantors

                                       to

                           WELLS FARGO BANK MINNESOTA,
                              NATIONAL ASSOCIATION

                              as Indenture Trustee

                                   ----------

                                    Indenture

                          Dated as of February 4, 2003

                                   ----------

                                Second Lien Notes

                                    Due 2008

================================================================================

                                                                  EXECUTION COPY

                                  WARNACO INC.

               Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of February 4, 2003

   Trust Indenture
     Act Section                                                     Indenture Section
                      .............................................
'SS' 310 (a)(1)    .............................................   607
         (a)(2)    .............................................   607
         (b)       .............................................   608
'SS' 312 (c)       .............................................   701
'SS' 314 (a)       .............................................   703
         (a)(4)    .............................................   1008(a)
         (c)(1)    .............................................   102
         (c)(2)    .............................................   102
         (e)       .............................................   102
'SS' 315 (b)       .............................................   601
'SS' 316 (a) (last
         sentence) .............................................   101 ("Outstanding")
         (a)(1)(A) .............................................   502, 512
         (a)(1)(B) .............................................   513
         (b)       .............................................   508
         (c)       .............................................   104(d)
'SS' 317 (a)(1)    .............................................   503
         (a)(2)    .............................................   504
         (b)       .............................................   1003
'SS' 318 (a)       .............................................   111

----------
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                  EXECUTION COPY

                                TABLE OF CONTENTS

                                                                                            Page
RECITALS OF THE COMPANY........................................................................1

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION  101. Definitions......................................................................1
"Account"......................................................................................2
"Account Debtor"...............................................................................2
"Act"..........................................................................................2
"Additional Amounts"...........................................................................2
"Affiliate"....................................................................................2
"Alternative Currency".........................................................................2
"Alvarez Holder"...............................................................................2
"Alvarez Note".................................................................................2
"Amortization Date"............................................................................2
"Applicable Margin"............................................................................2
"Asset Sale"...................................................................................3
"Assignment and Acceptance"....................................................................3
"Bank Note Holder".............................................................................3
"Bank Notes"...................................................................................3
"Bankruptcy Law"...............................................................................3
"Blocked Account"..............................................................................3
"Blocked Account Bank".........................................................................3
"Blocked Account Letter".......................................................................3
"Board of Directors"...........................................................................3
"Board Resolution".............................................................................3
"Business Day".................................................................................3
"CapEx Rollover Amount"........................................................................3
"Capital Expenditures".........................................................................4
"Capital Lease"................................................................................4
"Capital Lease Obligations"....................................................................4
"Cases"........................................................................................4
"Cash Equivalents".............................................................................4
"Cash Interest Expense"........................................................................4
"CERCLA".......................................................................................4
"CERCLIS"......................................................................................4
"Change of Control"............................................................................4
"Code".........................................................................................5

                                                                  EXECUTION COPY

"Collateral"...................................................................................5
"Collateral Documents".........................................................................5
"Collateral Trustee"...........................................................................5
"Collateral Trustee Agreement".................................................................5
"Commission"...................................................................................5
"Commodity Account"............................................................................5
"Commodity Intermediary".......................................................................5
"Company"......................................................................................5
"Company Request" or "Company Order"...........................................................5
"Compliance Certificate".......................................................................5
"Confidential Information".....................................................................5
"Consolidated".................................................................................5
"Consolidated Net Income"......................................................................6
"Constituent Documents"........................................................................6
"Contaminant"..................................................................................6
"Contractual Obligation".......................................................................6
"Control Account"..............................................................................6
"Control Account Agreement"....................................................................6
"Corporate Trust Office".......................................................................6
"Customary Permitted Liens"....................................................................6
"Debt Coordinators"............................................................................7
"Debt Issuance"................................................................................7
"Default"......................................................................................7
"Definitive Security"..........................................................................7
"Disclosure Statement".........................................................................7
"Dollar Equivalent"............................................................................7
"Dollars" and the sign "$".....................................................................8
"Domestic Subsidiary"..........................................................................8
"EBITDA".......................................................................................8
"EBITDAR"......................................................................................8
"Effective Date"...............................................................................8
"Entitlement Holder"...........................................................................8
"Entitlement Order"............................................................................8
"Environmental Action".........................................................................8
"Environmental Laws"...........................................................................8
"Environmental Liabilities and Costs"..........................................................9
"Environmental Lien"...........................................................................9
"Environmental Permit".........................................................................9
"Equity Interests".............................................................................9
"ERISA"........................................................................................9
"ERISA Affiliate"..............................................................................9
"ERISA Event"..................................................................................9
"Eurocurrency Liabilities".....................................................................9
"Eurodollar Rate"..............................................................................9
"Eurodollar Rate Reserve Percentage"..........................................................10
"Event of Default"............................................................................10

                                                                  EXECUTION COPY

"Fair Market Value"...........................................................................10
"Financial Covenant Debt".....................................................................10
"Financial Statements"........................................................................10
"Fiscal Quarter"..............................................................................10
"Fiscal Year".................................................................................10
"Fixed Charge Coverage Ratio".................................................................11
"Fixed Charges"...............................................................................11
"Fixed Rate"..................................................................................11
"Foreign Plan"................................................................................11
"Foreign Subsidiary"..........................................................................11
"GAAP"........................................................................................11
"General Intangible"..........................................................................11
"Governmental Authority"......................................................................11
"Guarantee"...................................................................................11
"Guarantee Obligation"........................................................................11
"Guarantee Supplement"........................................................................12
"Guaranteed Obligations"......................................................................12
"Guarantors"..................................................................................12
"Hedging Contracts"...........................................................................12
"Holder"......................................................................................12
"Indebtedness"................................................................................12
"Indenture"...................................................................................12
"Indenture Trustee"...........................................................................13
"Indenture Trustee's Account".................................................................13
"Instrument"..................................................................................13
"Insurance Assets"............................................................................13
"Intellectual Property".......................................................................13
"Interest Expense"............................................................................13
"Interest Payment Date".......................................................................13
"Interest Period".............................................................................13
"Interest Rate Contracts".....................................................................13
"Inventory"...................................................................................13
"Investment"..................................................................................13
"Investment Security".........................................................................14
"IRS".........................................................................................14
"Leases"......................................................................................14
"Lien"........................................................................................14
"Loan Documents"..............................................................................14
"Loan Parties"................................................................................14
"Material Adverse Change".....................................................................14
"Material Adverse Effect".....................................................................14
"Material Leased Property"....................................................................15
"Material Owned Real Property"................................................................15
"Maturity"....................................................................................15
"Maximum Credit"..............................................................................15
"Maximum Payment Amount"......................................................................15

                                                                  EXECUTION COPY

"Mortgage Supporting Documents"...............................................................16
"Mortgagee Title Insurance Policy"........................................................... 16
"Mortgages"...................................................................................16
"Multiemployer Plan"..........................................................................16
"Net Cash Proceeds"...........................................................................16
"New Intercreditor Agreement".................................................................16
"Non-Cash Interest Expense"...................................................................16
"Note Distribution Agreement".................................................................16
"Notice Address"..............................................................................16
"NPL".........................................................................................16
"Obligation"..................................................................................16
"Officers' Certificate".......................................................................17
"Opinion of Counsel"..........................................................................17
"Other Taxes".................................................................................17
"Outstanding".................................................................................17
"Parent"......................................................................................18
"Paying Agent"................................................................................18
"Payment Amount"..............................................................................18
"PBGC"........................................................................................18
"Permit"......................................................................................18
"Permitted Acquisition".......................................................................18
"Permitted Acquisition Consideration".........................................................19
"Permitted Liens".............................................................................19
"Person"......................................................................................20
"PIK Note"....................................................................................20
"PIK Repayment Date"..........................................................................20
"Plan"........................................................................................20
"Plan of Reorganization"......................................................................20
"Pledge and Security Agreement"...............................................................20
"Pledged Debt Instruments"....................................................................20
"Pledged Stock"...............................................................................20
"Predecessor Security"........................................................................20
"Preferred Interests".........................................................................20
"Prepayment Date".............................................................................20
"Prepayment Price"............................................................................21
"Prepetition Intercreditor Agreement".........................................................21
"Property Loss Event".........................................................................21
"Proposed Acquisition"........................................................................21
"Proposed Acquisition Target".................................................................21
"Related Documents"...........................................................................21
"Release".....................................................................................21
"Remedial Action".............................................................................21
"Required Holders"............................................................................21
"Requirement of Law"..........................................................................21
"Responsible Financial Officer"...............................................................22
"Responsible Officer".........................................................................22

                                                                  EXECUTION COPY

"Restricted Account"..........................................................................22
"Restricted Account Bank".....................................................................22
"Restricted Account Letter"...................................................................22
"Restricted Payment"..........................................................................22
"Rollover Date"...............................................................................22
"Rollover Principal Amount"...................................................................22
"Sale and Leaseback Transaction"..............................................................22
"Secured Parties".............................................................................22
"Securities"..................................................................................22
"Securities Account"..........................................................................22
"Securities Intermediary".....................................................................22
"Security Register" and "Security Registrar"..................................................23
"Senior Agent"................................................................................23
"Senior Availability Reserves"................................................................23
"Senior Available Credit".....................................................................23
"Senior Borrowing Base".......................................................................23
"Senior Collateral"...........................................................................23
"Senior Commitments"..........................................................................23
"Senior Credit Agreement".....................................................................23
"Senior Default"..............................................................................23
"Senior Event of Default".....................................................................23
"Senior Loan Documents".......................................................................24
"Senior Loans"................................................................................24
"Senior Net Cash Proceeds"....................................................................24
"Senior Outstandings".........................................................................24
"Senior Secured Parties"......................................................................24
"Senior Termination Date".....................................................................24
"Stated Maturity".............................................................................24
"Stock".......................................................................................24
"Stock Equivalents"...........................................................................24
"Subsidiary"..................................................................................24
"Subsidiary Guarantors".......................................................................24
"Surviving Debt"..............................................................................24
"Take-Out Securities".........................................................................24
"Termination Date"............................................................................25
"Title IV Plan"...............................................................................25
"Transaction".................................................................................25
"Trust Indenture Act" or "TIA"................................................................25
"Trustees"....................................................................................25
"UCC".........................................................................................25
"Unfunded Pension Liability"..................................................................25
"U.S. Government Obligations".................................................................25
"Vice President"..............................................................................25
"Voting Stock"................................................................................25
"Warnaco Entity"..............................................................................25
"Warnaco Operations"..........................................................................25

                                                                  EXECUTION COPY

"Wholly Owned Subsidiary".....................................................................25
"Withdrawal Liability"........................................................................26
SECTION  102. Compliance Certificates and Opinions............................................26
SECTION  103. Form of Documents Delivered to Indenture Trustee................................26
SECTION  104. Acts of Holders.................................................................27
SECTION  105. Notices, Etc., to Indenture Trustee, Company....................................28
SECTION  106. Notice to Holders; Waiver.......................................................28
SECTION  107. Effect of Headings and Table of Contents........................................29
SECTION  108. Successors and Assigns..........................................................29
SECTION  109. Separability Clause.............................................................29
SECTION  110. Benefits of Indenture...........................................................29
SECTION  111. Governing Law...................................................................29

                                   ARTICLE TWO

                            SECURITY FORMS; REGISTER

SECTION  201. Forms Generally.................................................................29
SECTION  202. Securities Issued in Global Form................................................30
SECTION  203. Form of Legend for Securities Issued in Global Form.............................31

                                  ARTICLE THREE

                                 THE SECURITIES

SECTION  301. Title...........................................................................31
SECTION  302. Repayment of Principal..........................................................31
SECTION  303. Interest........................................................................32
SECTION  304. Denominations...................................................................33
SECTION  305. Execution, Authentication, Delivery and Dating..................................33
SECTION  306. Temporary Securities............................................................34
SECTION  307. Registration, Registration of Transfer and Exchange.............................34
SECTION  308. Mutilated, Destroyed, Lost and Stolen Securities................................36
SECTION  309. Payments; Computations..........................................................37
SECTION  310. Persons Deemed Owners...........................................................37
SECTION  311. Cancellation....................................................................38
SECTION  312. Increased Costs, Etc............................................................38
SECTION  313. Taxes...........................................................................39

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION  401. Satisfaction and Discharge of Indenture.........................................40
SECTION  402. Application of Trust Money......................................................41

                                                                  EXECUTION COPY

                                  ARTICLE FIVE

                                    REMEDIES

SECTION  501. Events of Default...............................................................41
SECTION  502. Acceleration of Maturity; Rescission and Annulment..............................43
SECTION  503. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.......43
SECTION  504. Indenture Trustee May File Proofs of Claim......................................44
SECTION  505. Indenture Trustee May Enforce Claims Without Possession of Securities...........45
SECTION  506. Application of Money Collected..................................................45
SECTION  507. Limitation on Suits.............................................................46
SECTION  508. Unconditional Right of Holders to Receive Principal and Interest................46
SECTION  509. Restoration of Rights and Remedies..............................................46
SECTION  510. Rights and Remedies Cumulative..................................................47
SECTION  511. Delay or Omission Not Waiver....................................................47
SECTION  512. Control by Holders..............................................................47
SECTION  513. Waiver of Past Defaults.........................................................47
SECTION  514. Waiver of Stay or Extension Laws................................................48
SECTION  515. Undertaking for Costs...........................................................48

                                   ARTICLE SIX

                                   THE TRUSTEE

SECTION  601. Notice of Defaults..............................................................48
SECTION  602. Certain Rights of Indenture Trustee.............................................48
SECTION  603. Indenture Trustee Not Responsible for Recitals or Issuance of Securities........50
SECTION  604. May Hold Securities.............................................................50
SECTION  605. Money Held in Trust.............................................................50
SECTION  606. Compensation and Reimbursement..................................................50
SECTION  607. Corporate Indenture Trustee Required; Eligibility...............................51
SECTION  608. Resignation and Removal; Appointment of Successor...............................51
SECTION  609. Acceptance of Appointment by Successor..........................................52
SECTION  610. Merger, Conversion, Consolidation or Succession to Business.....................53
SECTION  611. New Intercreditor Agreement and Other Documents.................................53

                                  ARTICLE SEVEN

      HOLDERS LISTS; REPORTS BY TRUSTEE AND COMPANY; REPORTING OBLIGATIONS

SECTION  701. Disclosure of Names and Addresses of Holders....................................53
SECTION  702. Reports by Indenture Trustee....................................................53
SECTION  703. Reports by Company..............................................................53
SECTION  704. Financial Statements............................................................54
SECTION  705. Effect of Notices...............................................................54

                                                                  EXECUTION COPY

                                  ARTICLE EIGHT

                             SUPPLEMENTAL INDENTURES

SECTION  801. Supplemental Indentures Without Consent of Holders..............................56
SECTION  802. Supplemental Indentures with Consent of Holders.................................56
SECTION  803. Execution of Supplemental Indentures............................................57
SECTION  804. Effect of Supplemental Indentures...............................................57
SECTION  805. Conformity with Trust Indenture Act.............................................57
SECTION  806. Reference in Securities to Supplemental Indentures..............................57
SECTION  807. Notice of Supplemental Indentures...............................................58

                                  ARTICLE NINE

                                   PREPAYMENTS

SECTION  901. Optional........................................................................58
SECTION  902. Mandatory.......................................................................58
SECTION  903. Notice to Indenture Trustee.....................................................59
SECTION  904. Notice of Prepayment............................................................59
SECTION  905. Deposit of Prepayment Price.....................................................60
SECTION  906. Securities Payable on Prepayment Date...........................................60
SECTION  907. Securities Prepaid in Part......................................................60

                                   ARTICLE TEN

                              AFFIRMATIVE COVENANTS

SECTION 1001. Maintenance of Office or Agency.................................................60
SECTION 1002. Money for Security Payments to Be Held in Trust.................................61
SECTION 1003. Waiver of Certain Covenants.....................................................61
SECTION 1004. Preservation of Corporate Existence, Etc........................................62
SECTION 1005. Compliance with Laws, Etc.......................................................62
SECTION 1006. Conduct of Business.............................................................62
SECTION 1007. Payment of Taxes, Etc...........................................................62
SECTION 1008. Maintenance of Insurance........................................................62
SECTION 1009. Keeping of Books................................................................62
SECTION 1010. Maintenance of Properties, Etc..................................................63
SECTION 1011. Environmental...................................................................63
SECTION 1012. Additional Personal Property Collateral and Guarantee...........................63
SECTION 1013. Real Property...................................................................64
SECTION 1014. Statement by Officers as to Default.............................................65
SECTION 1015. Insurance.......................................................................65

                                 ARTICLE ELEVEN

                               NEGATIVE COVENANTS

                                                                  EXECUTION COPY

SECTION 1101. Indebtedness....................................................................65
SECTION 1102. Liens, Etc......................................................................67
SECTION 1103. Investments.....................................................................67
SECTION 1104. Sale of Assets..................................................................68
SECTION 1105. Restricted Payments.............................................................68
SECTION 1106. Prepayment and Cancellation of Indebtedness.....................................69
SECTION 1107. Restriction on Fundamental Changes..............................................69
SECTION 1108. Change in Nature of Business....................................................70
SECTION 1109. Transactions with Affiliates....................................................70
SECTION 1110. Restrictions on Subsidiary Distributions; No New Negative Pledge................71
SECTION 1111. Modification of Constituent Documents...........................................71
SECTION 1112. Accounting Changes; Fiscal Year.................................................71
SECTION 1113. Operating Leases; Sale and Leaseback Transactions...............................71
SECTION 1114. No Speculative Transactions.....................................................72
SECTION 1115. Compliance with ERISA...........................................................72

                                 ARTICLE TWELVE

                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201. Company's Option to Effect Defeasance or Covenant Defeasance....................72
SECTION 1202. Defeasance and Discharge........................................................72
SECTION 1203. Covenant Defeasance.............................................................73
SECTION 1204. Conditions to Defeasance or Covenant Defeasance.................................73
SECTION 1205. Deposited Money and U.S. Government Obligations to Be Held in Trust;
              Other Miscellaneous Provisions..................................................74
SECTION 1206. Reinstatement...................................................................75

                                ARTICLE THIRTEEN

                                   GUARANTEES

SECTION 1301. Guarantee; Limitation of Liability..............................................75
SECTION 1302. Guarantee Absolute..............................................................76
SECTION 1303. Waivers and Acknowledgments.....................................................77
SECTION 1304. Guarantee Supplements...........................................................78
SECTION 1305. Subordination...................................................................79
SECTION 1306. Continuing Guarantee; Transfers.................................................79
SECTION 1307. Confirmation of Representations and Warranties..................................79
SECTION 1308. Non-U.S. Subsidiaries...........................................................79

                                                                  EXECUTION COPY

EXHIBIT A-1 - Form of Global Security

EXHIBIT A-2 - Form of Bank Note

EXHIBIT A-3 - Form of Alvarez Note

EXHIBIT A-4 - Form of PIK Note

EXHIBIT B - Form of Assignment and Acceptance

EXHIBIT C - Form of Guarantee Supplement

EXHIBIT D - Form of Pledge and Security Agreement

EXHIBIT E - Form of New Intercreditor Agreement

SCHEDULE I - Principal Amounts and Notice Addresses

SCHEDULE 1101(g) - Existing Indebtedness

SCHEDULE 1103 - Existing Investments

SCHEDULE 1107 - Scheduled Dissolutions

SCHEDULE 1110 - Existing Restrictions

          INDENTURE, dated as of February 4, 2003 among Warnaco Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 90 Park Avenue, New York, New York 10016, The Warnaco Group, Inc., as guarantor (the "Parent"), each of the Subsidiaries of the Company listed on the signature pages hereof (together with each other Subsidiary of the Company that shall be required to execute and deliver a Guarantee Supplement pursuant to Section 1304 of this Indenture or a supplemental indenture, but subject to Section 1012(a) below, the "Subsidiary Guarantors") and Wells Fargo Bank Minnesota, National Association, as Indenture Trustee (herein called the "Indenture Trustee").

                             RECITALS OF THE COMPANY

          The Company has duly authorized the creation of an issue of Second Lien Notes Due 2008 in the following principal amounts: (a) $200,000,000 aggregate principal amount of notes (such notes, and any notes issued in substitution therefor pursuant to Section 306, 307 or 308 being, collectively, the "Bank Notes"), (b) $942,000 aggregate principal amount of notes (such notes, and any notes issued in substitution therefor pursuant to Section 306, 307 or 308 being, collectively, the "Alvarez Notes") and (c) additional amounts of notes (such notes, and any notes issued in substitution therefor pursuant to Sections 306, 307 or 308 being, collectively, the "PIK Notes") representing interest paid in kind pursuant to Sections 303(b) and (c) (the PIK Notes, together with the Alvarez Notes and the Bank Notes, are referred to herein as the "Securities") which will be guaranteed by the Guarantors (as defined below), and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. The Securities issued and outstanding on the Effective Date will be issued initially in global form pursuant to Section 202, and authenticated by the Indenture Trustee pursuant to Section 305.

          This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          All things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Parent, the Company and the Guarantors, in accordance with their and its terms.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

          SECTION 101. Definitions.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" or "GAAP" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "Account" has the meaning specified in the Pledge and Security Agreement.

          "Account Debtor" has the meaning specified in the Pledge and Security Agreement.

          "Act", when used with respect to any Holder, has the meaning specified in Section 104.

          "Additional Amounts" means an amount equal to such excess portion of interest added to the then-outstanding principal amount of the Securities pursuant to Sections 303(b) and/or (c).

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Alternative Currency" means the lawful currency of each of the European Union, the United Kingdom, Canada and Hong Kong, provided that in each case such currency is freely transferable into Dollars.

          "Alvarez Holder" means any Holder that holds (or is entitled to hold) Alvarez Notes or PIK Notes issued in respect thereof.

          "Alvarez Note" has the meaning specified in the Recitals of the Company.

          "Amortization Date" means each March 31, starting with March 31, 2004.

          "Applicable Margin" means:

          (a) with respect to Securities bearing interest at the Eurodollar Rate, (i) 5.0% at all times through and including the date that is 6 months subsequent to the Effective Date, (ii) 5.5% at all times after the date that is 6 months subsequent to the Effective Date and prior to the date that is 12 months subsequent to the Effective Date, and (iii) starting on the date that is 12 months subsequent to the Effective Date and for each subsequent 6-month period thereafter, a rate equal to the Applicable Margin for the immediately preceding 6-month period plus 0.5%, effective in each case on the first day of each such 6-month period and effective for 6 months, for so long as any Security is outstanding; and

          (b) with respect to Securities bearing interest at the Fixed Rate, (i) 0% at all times through and including the date that is 6 months subsequent to the Effective Date, (ii) 0.5% at all times after the date that is 6 months subsequent to the Effective Date and prior to the date that is 12 months subsequent to the Effective Date, and (iii) starting on the date that is 12 months subsequent to the Effective Date and for each subsequent 6-month period thereafter, a rate equal to the Applicable Margin for the immediately preceding 6-month period plus 0.5%, effective in each case on the first day of each such 6-month period and effective for 6 months, for so long as any Security is outstanding.

          "Asset Sale" means the sale, conveyance, transfer, lease or other disposition by the Parent, the Company or any of their respective Subsidiaries of any of their assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permitting or suffering any other Person to acquire any interest in any of their assets, or, in the case of a Subsidiary, the issuance or sale of any shares of such Subsidiary's Stock or Stock Equivalents.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a assigning Holder and an assignee, and accepted by the Indenture Trustee, in accordance with Section 307 and in substantially the form of Exhibit B hereto.

          "Bank Note Holder" means any Holder that holds (or is entitled to hold) Bank Notes or PIK Notes issued in respect thereof.

          "Bank Notes" has the meaning specified in the Recitals of the Company.

          "Bankruptcy Law" means any proceeding of the type referred to in
Section 501(e) hereof or Title 11, United States Code, or any similar foreign, federal or state law for the relief of debtors.

          "Blocked Account" has the meaning specified in the Pledge and Security Agreement.

          "Blocked Account Bank" has the meaning specified in the Pledge and Security Agreement.

          "Blocked Account Letter" has the meaning specified in the Pledge and Security Agreement.

          "Board of Directors" means either the board of directors of the Company or any other Loan Party, as the case may be, or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, or any other Loan Party, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Indenture Trustee.

          "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City or Minneapolis, Minnesota and, if the applicable Business Day relates to any Security bearing interest at the Eurodollar Rate, on which dealings are carried on in the London interbank market.

          "CapEx Rollover Amount" means, for any Fiscal Year, the amount of Capital Expenditures permitted to be made pursuant to Section 5.3 of the Senior Credit Agreement in excess of the amount specified in the table in such Section.

          "Capital Expenditures" means, with respect to any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP, excluding interest capitalized during construction.

          "Capital Lease" means, with respect to any Person, any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

          "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP.

          "Cases" means the voluntary petitions for relief under chapter 11 of the Bankruptcy Code filed by the Parent, the Company and each of the Parent's other Domestic Subsidiaries with the United States Bankruptcy Court for the southern District of New York.

          "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof (including, without limitation, the Federal Home Loan Mortgage Association, the Federal Home Loan Bank, the Federal National Mortgage Association and the Governmental National Mortgage Association) or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) which, at the time of acquisition, are rated at least "A-1" by Standard & Poor's Rating Services ("S&P") or "P-1" by Moody's Investors Service, Inc. ("Moody's"), (c) commercial paper of an issuer rated at least "A-1" by S&P or "P1" by Moody's, and (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) through (c) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least "A-1" by S&P and "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a) through (c) above shall not exceed 365 days.

          "Cash Interest Expense" means, with respect to any Person for any period, the Interest Expense of such Person for such period less the Non-Cash Interest Expense of such Person for such period.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

          "Change of Control" means any of the following: (a) the Parent shall at any time cease to have legal and beneficial ownership of 100% of the capital stock of the Company, or, directly or indirectly, any other Loan Party (except if such parties shall merge, liquidate or dissolve in accordance with Section
1107); or (b) any Person, or two or more Persons acting in concert, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Parent (or other securities convertible into such Voting Stock) representing 40% or more of the combined voting power of all Voting Stock of the Parent; or (c) any Person, or two or more Persons acting in concert, shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent, or control over Voting Stock of the Parent (or other securities convertible into such securities) representing 40% or more of combined voting power of all Voting Stock of the Parent.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any Collateral Document.

          "Collateral Documents" means the Pledge and Security Agreement, other pledge or security agreements, the Mortgages, the Blocked Account Letters, the Control Account Agreements and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Obligations of the Loan Parties (or any of them) under the Loan Documents.

          "Collateral Trustee" means Wilmington Trust Company, until a successor Collateral Trustee shall have become such pursuant to the applicable provisions of the Collateral Trustee Agreement, and thereafter "Collateral Trustee" shall mean such successor Collateral Trustee.

          "Collateral Trustee Agreement" means the Collateral Trustee Agreement, dated as of the date hereof, among the Collateral Trustee, the Indenture Trustee, the Parent, the Company and the Guarantors.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Commodity Account" has the meaning specified in the Pledge and Security Agreement.

          "Commodity Intermediary" has the meaning given to such term in the UCC.

          "Company" means the Person named as the "Company" in the first paragraph of this Indenture.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Indenture Trustee.

          "Compliance Certificate" has the meaning specified in Section 704(c).

          "Confidential Information" means information that any Loan Party furnishes any Holder on a confidential basis, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Holder from a source other than the Loan Parties.

          "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

          "Consolidated Net Income" means, for any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP; provided, however, that (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation,
(c) any net gain (but not loss) resulting from an Asset Sale by such Person or any of its Subsidiaries other than in the ordinary course of business shall be excluded, and (d) extraordinary gains and losses and any one-time increase or decrease to net income which is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP shall be excluded.

          "Constituent Documents" means, with respect to any Person, (a) the articles/certificate of incorporation (or the equivalent organizational documents) of such Person, (b) the by-laws (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person's Stock.

          "Contaminant" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

          "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any Investment Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

          "Control Account" has the meaning specified in the Pledge and Security Agreement.

          "Control Account Agreement" has the meaning specified in the Pledge and Security Agreement.

          "Corporate Trust Office" means the principal corporate trust office of the Indenture Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at Sixth and Marquette, MAC N9303-120, Minneapolis, MN 55479.

          "Customary Permitted Liens" means, with respect to any Person, any of the following Liens:

          (a) Liens with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due and payable or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

          (b) Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP, or deposits or pledges to obtain the release of any such Liens;

          (c) deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), public or statutory obligations, and surety, stay, appeal, customs or performance bonds, or similar obligations arising in each case in the ordinary course of business;

          (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on, or such other matters as disclosed in the Mortgagee's Title Insurance Policy regarding the use of, real property which do not materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

          (e) encumbrances arising under leases or subleases of real property which do not in the aggregate materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property; and

          (f) financing statements of a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business.

          "Debt Coordinators" means The Bank of Nova Scotia and Citibank, N.A., as Debt Coordinators under the Prepetition Intercreditor Agreement.

          "Debt Issuance" means the incurrence of Indebtedness of the type specified in clause (a) and (b) of the definition of "Indebtedness" by the Parent or any of its Subsidiaries.

          "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Definitive Security" means a Security substantially in the form of Exhibit A-2, A-3 or A-4.

          "Disclosure Statement" means the amended and restated disclosure statement of The Warnaco Group, Inc. and its Domestic Subsidiaries, dated November 8, 2002, as amended, supplemented or otherwise modified from time to time, describing the First Amended Plan of Reorganization (and the transactions and events contemplated thereby), filed with the Bankruptcy Court on November 8, 2002.

          "Dollar Equivalent" of any amount means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in Alternative Currency, the equivalent of such amount in Dollars determined by using the mid-range rate of exchange quoted by the Wall Street Journal for such Alternative Currency under its "Exchange Rates" column on the Business Day preceding the date of determination and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Senior Agent or, if the Senior Credit Agreement is no longer in effect, the Indenture Trustee, using any method of determination it reasonably deems appropriate.

          "Dollars" and the sign "$" each mean the lawful money of the United States of America.

          "Domestic Subsidiary" means any Subsidiary of the Parent organized under the laws of any state of the United States of America or the District of Columbia.

          "EBITDA" means, with respect to any Person for any period, EBITDAR for such Person less to the extent included in the calculation of EBITDAR for such Person, restructuring charges for such period.

          "EBITDAR" means, with respect to any Person for any period, an amount equal to (a) Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for income taxes, (ii) Interest Expense, (iii) all restructuring charges announced during the period, (iv) loss from extraordinary items and from the sale, exchange or other disposition of capital assets, (v) depreciation, depletion and amortization of intangibles or financing or acquisition costs and (vi) all other non-cash charges and non-cash losses for such period, including non-cash charges relating to any change in the methodology of estimating reserves against receivables and Inventory minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any credit for income tax, (ii) interest income, (iii) gains from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets by such Person, (v) any other non-cash gains which have been added in determining Consolidated Net Income and (vi) cash payments for charges that have been reserved.

          "Effective Date" means the date on which the conditions set forth in Article Three of the Note Distribution Agreement shall have been satisfied.

          "Entitlement Holder" has the meaning specified in the Pledge and Security Agreement.

          "Entitlement Order" has the meaning specified in the Pledge and Security Agreement.

          "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Contaminant or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

     "Environmental Laws" means all applicable Requirements of Law now or hereafter in effect, as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.
'SS' 9601 et seq.); the Hazardous Material Transportation Act, as amended
(49 U.S.C. 'SS' 180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. 'SS' 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. 'SS' 6901 et seq.);
the Toxic Substance Control Act, as amended (42 U.S.C. 'SS' 7401 et seq.);
the Clean Air Act, as amended (42 U.S.C. 'SS' 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. 'SS' 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. 'SS' 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. 'SS' 300f et seq.); and their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann. 'SS' 13:1K-6 et seq.).

          "Environmental Liabilities and Costs" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, which relate to any environmental, health or safety condition or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

          "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

          "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Parent or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code.

          "ERISA Event" means (a) a reportable event described in Section 4043(b) or 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a
Title IV Plan or a Multiemployer Plan; (b) the withdrawal of the Company, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of the Company, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan; (d) notice of reorganization or insolvency of a Multiemployer Plan; (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan; (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Parent or any of its Subsidiaries or any ERISA Affiliate; or (i) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under
Section 4007 of ERISA.

          "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Rate" means, for any Interest Period, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) (or, at the option of the Indenture Trustee, on the British Bankers' Association's website) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Securities bearing interest at the Eurodollar Rate, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

          "Eurodollar Rate Reserve Percentage" for any Interest Period means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Securities bearing interest at the Eurodollar Rate is determined) having a term equal to such Interest Period.

          "Event of Default" has the meaning specified in Section 501.

          "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable Investment Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, provided that in the case of assets with a net book value in excess of $5,000,000, the "Fair Market Value" thereof shall be as reasonably determined pursuant to the foregoing criteria by the Board of Directors or the Parent or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal, and (b) with respect to any marketable Investment Security at any date, the closing sale price of such Investment Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such Investment Security, the final price for the purchase of such Investment Security at face value quoted on such Business Day by a financial institution of recognized standing regularly dealing in Investment Securities of such type and selected by the Senior Agent or, if the Senior Credit Agreement is no longer in effect, the Indenture Trustee.

          "Financial Covenant Debt" of any Person means Indebtedness of the type specified in clauses (a), (b), (d), (e), (f) and (h) of the definition of "Indebtedness" and non-contingent obligations of the type specified in clause
(c) of such definition.

          "Financial Statements" means the financial statements of the Parent and its Subsidiaries delivered in accordance with Section 704 of this Indenture.

          "Fiscal Quarter" means each of the three-month periods ending on or about March 31, June 30, September 30 and December 31.

          "Fiscal Year" means the twelve-month period ending on or about December 31.

          "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of (a) EBITDAR of such Person for such period minus (x) Capital Expenditures of such Person for such period and (y) cash consideration paid during such period by such Person or any of its Subsidiaries in respect of a Permitted Acquisition (net of any such cash consideration paid in the form of a reinvestment of Net Cash Proceeds arising from an Asset Sale) up to a maximum aggregate amount of Capital Expenditures and such cash consideration equal to $35,000,000 (plus any CapEx Rollover Amount) for such period, minus the total income tax liability actually payable by such Person and its Subsidiaries in respect of such period minus the total restructuring charges incurred by such Person and its Subsidiaries after the Effective Date and paid during such period to (b) the Fixed Charges of such Person for such period.

          "Fixed Charges" means, with respect to any Person for any period, the sum, determined on a consolidated basis, of (a) the Cash Interest Expense of such Person and its Subsidiaries for such period and (b) the principal amount of Financial Covenant Debt of such Person and its Subsidiaries on a consolidated basis having a scheduled due date (and, in the case of the Securities, actually paid) during such period; provided that "Fixed Charges" shall include, as to the Securities, only the following principal payments: (A) the principal amount to be paid on the Amortization Date or Rollover Date on which the Fixed Charge Coverage Ratio is being calculated, as applicable and (B) the aggregate amount of principal payments made on the Securities during the 365-day period ending on such date.

          "Fixed Rate" means an interest rate equal to 9.5% per annum.

          "Foreign Plan" means an employee benefit plan to which any Warnaco Entity or any ERISA Affiliate has any obligation or liability (contingent or otherwise) with respect to employees who are not employed in the United States.

          "Foreign Subsidiary" means a Subsidiary organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia.

          "GAAP" has the meaning specified in Section 101(c).

          "General Intangible" has the meaning specified in the Pledge and Security Agreement.

          "Governmental Authority" means any nation, sovereign or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee" means the Guarantee of the Parent and the Subsidiary Guarantors set forth in Article Thirteen of this Indenture.

          "Guarantee Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guarantee Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under clause
(b)(i), (ii), (iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance that Indebtedness of another Person will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. The amount of any Guarantee Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

          "Guarantee Supplement" has the meaning specified in Section 1304.

          "Guaranteed Obligations" has the meaning specified in Section 1301.

          "Guarantors" means the Parent and the Subsidiary Guarantors.

          "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

          "Holder" means, with respect to a Security in global form, a Person who has an interest in such Security as registered in the Security Register and, with respect to a Definitive Security, the Person registered in the Security Register.

          "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or which bear interest, (c) all reimbursement and all obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business,
(e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person, (g) all Guarantee Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and
(j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including Accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Indenture Trustee" means the Person named as the "Indenture Trustee" in the first paragraph of this Indenture until a successor Indenture Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Indenture Trustee" shall mean such successor Indenture Trustee.

          "Indenture Trustee's Account" means the account of the Indenture Trustee maintained by the Indenture Trustee at its office at Minneapolis, Minnesota, Attention: Corporate Trust Services, or such other account as the Indenture Trustee shall specify in writing to the Company.

          "Instrument" has the meaning specified in the Pledge and Security Agreement.

          "Insurance Assets" means sums payable to the insured under an insurance policy, including any gross unearned premiums and any payment on account of loss which results in a reduction of unearned premium with respect to the underlying policy.

          "Intellectual Property" has the meaning specified in the Pledge and Security Agreement.

          "Interest Expense" means, for any Person for any period, (a) total interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP and including, in any event, interest capitalized during construction for such period and net costs under Interest Rate Contracts for such period minus (b) the sum of (i) net gains of such Person and its Subsidiaries under Interest Rate Contracts for such period determined on a consolidated basis in conformity with GAAP plus (ii) any interest income of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP.

          "Interest Payment Date" has the meaning specified in Section 303(a).

          "Interest Period" means, for all Securities, the period commencing on the initial date of issuance of Securities under this Indenture, and ending three months thereafter and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending three months thereafter; provided, however, that:

          (a) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

          (b) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

          "Inventory" has the meaning specified in the Pledge and Security Agreement.

          "Investment" means, with respect to any Person, (a) any purchase or other acquisition by that Person of (i) any Investment Security issued by, (ii) a beneficial interest in any Investment Security issued by, or
(iii) any other equity ownership interest in, any other Person, (b) any purchase by that Person of assets constituting a business conducted by another Person,
(c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by that Person to any other Person, including all Indebtedness of any other Person to that Person arising from a sale of property by that Person other than in the ordinary course of its business and (d) any Guarantee Obligation incurred by that Person in respect of Indebtedness of any other Person.

          "Investment Security" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include the Securities or any evidence of the Obligations of the Loan Parties under the Loan Documents.

          "IRS" means the Internal Revenue Service of the United States or any successor thereto.

          "Leases" means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement that has been authorized by the applicable debtor under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

          "Loan Documents" means this Indenture, the Securities, any Guarantee Supplements, the Collateral Documents, the Note Distribution Agreement, the New Intercreditor Agreement, the Collateral Trustee Agreement, and each certificate, agreement or document executed by a Loan Party and delivered to the Indenture Trustee in connection with or pursuant to any of the foregoing, in each case as modified, amended or supplemented from time to time.

          "Loan Parties" means the Company and the Guarantors.

          "Material Adverse Change" means a material adverse change in any of
(a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Loan Parties, taken as a whole, or the Parent and its Subsidiaries, taken as a whole (it being understood that the commencement, continuation and prosecution of the Cases and the confirmation and implementation of the Plan of Reorganization do not constitute such a change),
(b) the ability of the Loan Parties to perform their respective obligations under the Loan Documents or (c) the ability of any Trustee or the Holders to enforce the Loan Documents.

          "Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

          "Material Leased Property" means all real estate leasehold properties of any Warnaco Entity other than those (a) with respect to which the aggregate rental payments under the term of the lease in any year are less than $5,000,000 or (b) that relate to a site the loss of which would not otherwise have a material adverse effect on the production, distribution or sales of the Warnaco Entities, taken as a whole, or in any material geographic region where business is conducted at any time by a Warnaco Entity.

          "Material Owned Real Property" means all fee-owned real property of any Loan Party (a) having a fair market value in excess of $5,000,000 as of the Effective Date, or if later, the date of acquisition thereof or (b) that is material to the business, condition (financial or otherwise), operations, performance or properties of the Warnaco Entities, taken as a whole.

          "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of prepayment or otherwise.

          "Maximum Credit" means, at any time, (a) the lesser of (i) the Senior Commitments and (ii) the Senior Borrowing Base at such time minus (b) the aggregate amount of any Senior Availability Reserve in effect at such time.

          "Maximum Payment Amount" means, on any Amortization Date or Rollover Date, as applicable, an amount equal to the maximum portion of any accrued and unpaid Payment Amount(s) (which includes, for the avoidance of doubt, all Rollover Principal Amounts then outstanding) that may be made on such date such that, after giving effect to such payment, (i) in the case of each Amortization Date, the Fixed Charge Coverage Ratio of the Parent for the most recently completed Fiscal Year (as evidenced by the financial statements with respect thereto which have been delivered under Section 704(b)) would be equal to or greater than 1.25:1, (ii) in the case of each Rollover Date, the Fixed Charge Coverage Ratio of the Parent for the most recently completed 12 month period (as evidenced by the financial statements with respect thereto which have been delivered under Section 704(a)) would be equal to or greater than 1.25:1 and
(iii) in the case of each Amortization Date and Rollover Date, as applicable, on such date, (A) no Senior Event of Default shall have occurred and be continuing and (B) (x) if Senior Commitments are greater than or equal to $225,000,000, Senior Available Credit is greater than $75,000,000, or (y) if Senior Commitments are less than $225,000,000, (1) Maximum Credit is greater than $150,000,000 or (2) Senior Available Credit is in excess of the greater of $50,000,000 or 30% of the then Maximum Credit.

          "Mortgage Supporting Documents" means, with respect to a Mortgage for a parcel of real property, each of the following:

          (a) (i) a mortgagee's title policy (or policies) or marked-up unconditional binder (or binders) for such insurance ("Mortgagee's Title Insurance Policy") and (ii) a copy of all documents referred to, or listed as exceptions to title, in such title policy (or policies);

          (b) maps or plats of a current as-built survey of such parcel of real property certified to the Collateral Trustee and the title insurance company issuing the Mortgagee's Title Insurance Policy for such Mortgage, by an independent professional licensed land surveyor;

          (c) an opinion of counsel in each state in which any such Mortgage is to be recorded; and
such other agreements, documents and instruments necessary to create, register or otherwise perfect, maintain, evidence the existence, substance, form or validity of, or enforce a valid and enforceable lien on such parcel of real property in favor of the Collateral Trustee for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law) subject only to Permitted Liens.

          "Mortgagee's Title Insurance Policy" has the meaning specified in the definition of "Mortgage Supporting Documents".

          "Mortgages" means the mortgages, deeds of trust or other real estate security documents made or required herein to be made by a Loan Party.

          "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Parent, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

          "Net Cash Proceeds" means proceeds received by the Parent or any of its Subsidiaries after the Effective Date in cash or Cash Equivalents from any
(a) Asset Sale (other than any Asset Sale the proceeds of which do not constitute Senior Net Cash Proceeds) permitted hereunder net of (i) the reasonable cash costs of sale, assignment or other disposition, (ii) taxes paid or payable as a result thereof, (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations of the Loan Parties under the Loan Documents and the Senior Loan Documents) secured by a perfected Lien on the assets subject to such Asset Sale; (b) Property Loss Event; or (c) Debt Issuance other than a Debt Issuance permitted under Section 1101 clauses (a) through (c) and (e) through (n), in each case net of brokers' and advisors' fees (including attorney's fees and underwriter's discounts and commissions) and other costs incurred in connection with such transaction; provided, however, that in the case of this clause (c), an Officers' Certificate setting forth such costs is provided to the Indenture Trustee.

          "New Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof, among the Indenture Trustee and the Collateral Trustee (each on behalf of the Holders) and the Senior Agent (on behalf of the lenders and other financial institutions party to the Senior Credit Agreement), substantially in the form attached hereto as Exhibit E.

          "Non-Cash Interest Expense" means, with respect to any Person for any period, the sum of the following amounts to the extent included in the definition of Interest Expense: (a) the amount of debt discount and debt issuance costs amortized, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Financial Covenant Debt, (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness and (d) other non-cash interest.

          "Note Distribution Agreement" means the Note Distribution Agreement, dated as of the date hereof, among the Parent, the Company and the Debt Coordinators.

          "Notice Address" means, with respect to any Holder, the address of such Holder specified as its "Notice Address" opposite its name on Schedule I (Principal Amounts and Notice Addresses) hereto or such other office of such Holder as such Holder may from time to time specify in accordance with Section 105 to the Company and the Indenture Trustee.

          "NPL" means the National Priorities List under CERCLA.

          "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in
Section 501(e). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Holder, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

          "Officers' Certificate" means a certificate signed on behalf of the Company by two individuals, each of whom is an officer of the Company, and one of whom must be the Chairman, the President or a Vice President, and the other of whom must be the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company or any other Loan Party, as the case may be, and delivered to the Indenture Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company or any other Loan Party, and who shall be reasonably acceptable to the Indenture Trustee.

          "Other Taxes" has the meaning specified in Section 313(b).

          "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore delivered under this Indenture, except:

          (a) Securities theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

          (b) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent (other than the Company or any other Loan Party) in trust or set aside and segregated in trust by the Company or any other Loan Party (if the Company or such other Loan Party shall act as its own Paying Agent) for the Holders of such Securities;

          (c) Securities, except to the extent provided in Sections 1202 and 1203, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Twelve; and

          (d) Securities, the principal of which, together with all accrued and unpaid interest thereon, has in each case been paid in full pursuant to
     Section 309 or in exchange for or in lieu of which other Securities have been delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Indenture Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Indenture Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

          "Parent" has the meaning specified in the recital of parties to this Indenture.

          "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Indenture Trustee and the Company to pay the principal of or interest on any Securities on behalf of the Company.

          "Payment Amount" means a principal payment in an amount equal to $40,188,000, which shall be due on each Amortization Date.

          "PBGC" means the Pension Benefit Guarantee Corporation (or any successor) thereto.

          "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

          "Permitted Acquisition" means any Proposed Acquisition subject to the satisfaction of each of the following conditions:

          (a) the Indenture Trustee shall receive at least 5 Business Days' prior written notice of such Proposed Acquisition, which notice shall include, without limitation, a reasonably detailed description of such Proposed Acquisition;

          (b) such Proposed Acquisition shall have been approved by the applicable board of directors of the Person constituting or owning the Proposed Acquisition Target;

          (c) no additional Indebtedness or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of the Parent and the Proposed Acquisition Target after giving effect to such Proposed Acquisition, except (i) Indebtedness under the Senior Credit Agreement, (ii) ordinary course trade payables, contingent obligations and accrued expenses and (iii) Indebtedness of the Proposed Acquisition Target (or any such Indebtedness assumed by a Warnaco Entity in connection with such Proposed Acquisition) permitted under Section 1101;

          (d) the Dollar Equivalent of the aggregate Permitted Acquisition Consideration for such Proposed Acquisition and all other Permitted Acquisitions shall not exceed $20,000,000; provided, however, that no more than $7,500,000 of such consideration shall be payable in the form of cash or assumed Indebtedness (to the extent such Indebtedness is otherwise permitted under Section 1101), and provided further, however, that the cash portion of such consideration may be increased by an additional $7,500,000 to the extent such additional cash is paid from Net Cash Proceeds of an Asset Sale or insurance proceeds;

          (e) at or prior to the closing of such Proposed Acquisition, the Warnaco Entity making such Proposed Acquisition and the Proposed Acquisition Target shall have executed such documents and taken such actions as may be required under Sections 1012 and 1013; and

          (f) at the time of such Proposed Acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

          "Permitted Acquisition Consideration" means, with respect to any Proposed Acquisition, as at the date of the consummation of such Proposed Acquisition, all consideration therefor, including, without duplication, (a) the Stock and Stock Equivalents to be transferred by any Loan Party or any Subsidiary thereof in connection therewith, (b) any cash and fair market value of other property (excluding property described in clause (a) above) given as consideration therefor (which, in the case of a trademark license, shall include only any up front payments not credited towards future royalties), (c) any Indebtedness incurred, assumed or acquired by any Loan Party or any Subsidiary thereof in connection with such Proposed Acquisition, (d) all net additional purchase price amounts, including in the form of earnouts, Guarantee Obligations and other contingent obligations, (e) all consideration paid or to be paid by any Loan Party or any Subsidiary thereof in respect of covenants not to compete, employment, consulting and similar agreements not in the ordinary course of business or consistent with the past practice of the Proposed Acquisition Target, and other affiliated contracts in connection with such Proposed Acquisition, (f) all other consideration given by any Loan Party or any Subsidiary thereof in connection with such Proposed Acquisition and (g) out-of-pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such Proposed Acquisition, and other similar transaction costs so incurred.

          "Permitted Liens"(e) means, with respect to any Person, any of the following Liens:

          (a) Liens created pursuant to the Senior Loan Documents;

          (b) Liens securing Indebtedness permitted under Section 1101(c);

          (c) Liens granted by a Foreign Subsidiary of the Parent securing the Indebtedness permitted under Section 1101(h);

          (f) Customary Permitted Liens;

          (g) purchase money Liens granted by a Warnaco Entity (including the interest of a lessor under a Capital Lease and purchase money Liens to which any property is subject at the time of Warnaco Entity's acquisition thereof or promptly thereafter) securing Indebtedness permitted under
     Section 1101(f) and limited in each case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease;

          (h) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause (g) of this definition or by Section 1101(g)(i), as long as such Lien does not cover any assets not subject to the Lien securing indebtedness being renewed, extended, refinanced or refunded;

          (i) Liens in favor of lessors securing operating leases or, to the extent such transactions create a Lien hereunder, sale and leaseback transactions, in each case to the extent such operating leases or sale and leaseback transactions are permitted hereunder;

          (j) other Liens, other than in favor of the PBGC, arising out of judgments or awards in respect of which the applicable Warnaco Entity shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review; provided it shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment or award; and provided further that any such judgment shall not give rise to an Event of Default;

          (k) Liens on any bills of lading, airway bills, receipts and other applicable documents of title (and inventory and goods covered thereby) delivered with respect to letters of credit issued for the benefit of suppliers of inventory pursuant to facilities provided to a Foreign Subsidiary and in respect of which all inventory and goods are located outside the United States;

          (l) Liens securing Indebtedness incurred under Section 1101(k); provided that such Liens shall only encumber Insurance Assets that relate directly to the Indebtedness such assets secure and that have an aggregate value not in excess of $20,000,000; and

          (m) other Liens securing obligations in an amount not to exceed $10,000,000 in an aggregate amount outstanding at any time.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity or a Governmental Authority.

          "PIK Note" has the meaning specified in Section 303(b).

          "PIK Repayment Date" means the date falling six months after the Senior Termination Date.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.

          "Plan of Reorganization" means the First Amended Joint Plan of Reorganization dated November 8, 2002 of The Warnaco Group, Inc., a debtor-in-possession, and certain of its affiliated debtors-in-possession, under Chapter 11 of the Bankruptcy Code, upon approval of such Plan of Reorganization by the United States Bankruptcy Court, Southern District of New York.

          "Pledge and Security Agreement" means an agreement, in substantially the form of Exhibit D hereof executed by the Company and each Guarantor.

          "Pledged Debt Instruments" has the meaning specified in the Pledge and Security Agreement.

          "Pledged Stock" has the meaning specified in the Pledge and Security Agreement.

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security delivered under Section 308 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

          "Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

          "Prepayment Date", when used with respect to any Security to be prepaid or redeemed, in whole or in part, means the date fixed for such prepayment or redemption by or pursuant to this Indenture.

          "Prepayment Price", when used with respect to any Security to be prepaid or redeemed, means an amount equal to 100% of the principal amount thereof (including Additional Amounts) and accrued interest on such principal to the applicable Prepayment Date, which is to be prepaid pursuant to this Indenture.

          "Prepetition Intercreditor Agreement" means the Intercreditor Agreement, dated as of October 6, 2000 (as amended to the date hereof), among the Parent, the Company, the other subsidiaries of the Parent party thereto, the Debt Coordinators, the other agents and financial institutions party thereto and State Street Bank and Trust Company, as collateral trustee.

          "Property Loss Event" means any loss of or damage to property of the Parent or any Subsidiary thereof that results in the receipt by such Person of proceeds of insurance in excess of $5,000,000 or any taking of property of the Parent or any Subsidiary thereof that results in the receipt by such Person of a compensation payment in respect thereof in excess of $5,000,000.

          "Proposed Acquisition" means the proposed acquisition by the Company or any of its Subsidiaries of all or substantially all of the assets or Stock of any Proposed Acquisition Target, or the merger of any Proposed Acquisition Target with or into the Company or any Subsidiary of the Company (and, in the case of a merger with the Company, with the Company being the surviving corporation).

          "Proposed Acquisition Target" means any Person, any trademark (including any trademark license in respect of which the licensee makes an up front payment not credited against future royalties), or any assets constituting a business, division, branch or other unit of operation of any Person, in each case subject to a Proposed Acquisition.

          "Related Documents" means the Senior Loan Documents, the Rights Plan (as defined in the Plan of Reorganization), the Registration Rights Agreement (as defined in the Plan of Reorganization) and each other document, agreement or instrument entered into by a Warnaco Entity or otherwise in connection with the Plan of Reorganization.

          "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

          "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

          "Required Holders" means, at any time, Holders owed or holding at least a majority in interest of the aggregate principal amount of the Outstanding Securities at such time.

          "Requirement of Law" means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other legal requirements or determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Financial Officer" means the chief financial officer, the treasurer or the controller.

          "Responsible Officer" means (a) with respect to any Loan Party or any of its Subsidiaries, any officer of such Loan Party or Subsidiary and (b) with respect to the Indenture Trustee, the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer within the corporate trust department of the Indenture Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Account" has the meaning specified in the Pledge and Security Agreement.

          "Restricted Account Bank" has the meaning specified in the Pledge and Security Agreement.

          "Restricted Account Letter" has the meaning specified in the Pledge and Security Agreement.

          "Restricted Payment" means (a) any dividend, distribution or any other payment, whether direct or indirect, on account of any Stock or Stock Equivalent of the Parent or any of its Subsidiaries now or hereafter outstanding and (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalent of the Parent or any of its Subsidiaries now or hereafter outstanding.

          "Rollover Date" means, each date that is (i) 50 days after the end of the first three Fiscal Quarters of each Fiscal Year of Parent, starting with the Fiscal Quarter ending on or about June 30, 2004 and (ii) 95 days after the end of each Fiscal Year of the Parent, starting with the Fiscal Year ending on or about December 31, 2004 (but in any case by no later than March 31 of each such year).

          "Rollover Principal Amount" means, for any date of determination, the aggregate of all unpaid Payment Amounts (or portions thereof) as of such date.

          "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which assets of such Person are sold or transferred by such Person or a Subsidiary of such Person and are thereafter leased back from the purchaser thereof by such Person or one of its Subsidiaries; provided, however, any sale and leaseback of assets that were purchased in connection with a proposed lease financing transaction by such Person within 45 days of such sale and leaseback transaction shall not constitute a "Sale and Leaseback Transaction".

          "Secured Parties" means the Trustees and the Holders.

          "Securities" has the meaning stated in the Recitals of the Company and more particularly means any Securities delivered under this Indenture.

          "Securities Account" has the meaning given to such term in the UCC.

          "Securities Intermediary" has the meaning given to such term in the UCC.

          "Security Register" and "Security Registrar" have the respective meanings specified in Section 307(d).

          "Senior Agent" means Citicorp North America, Inc., as administrative agent for the lenders party to the Senior Credit Agreement (or (i) any successor administrative agent appointed in accordance with the terms thereof and (ii) any agent for the benefit of the lenders and other financial institutions under the Senior Credit Agreement).

          "Senior Availability Reserves" means "Availability Reserves", as defined in the Senior Credit Agreement.

          "Senior Available Credit" means, at any time, (a) the lesser of (i) the then effective Senior Commitments and (ii) the Senior Borrowing Base at such time minus (b) the sum of (i) the aggregate Senior Outstandings at such time and
(ii) any Senior Availability Reserve in effect at such time.

          "Senior Borrowing Base" means "Borrowing Base", as defined in the Senior Credit Agreement.

          "Senior Collateral" means "Collateral", as defined in the Senior Credit Agreement.

          "Senior Commitments" means, at any time, the aggregate "Commitments" (as such term is defined in the Senior Credit Agreement) of all lenders and other financial institutions party to the Senior Credit Agreement, as such amount may be increased or reduced from time to time in accordance with the terms thereof.

          "Senior Credit Agreement" means that certain Senior Secured Revolving Credit Agreement dated as of February 4, 2003, among the Company, the Parent, the lenders and issuers from time to time party thereto, JPMorgan Chase Bank, as Syndication Agent, Salomon Smith Barney Inc. and J.P. Morgan Securities, Inc., as Joint Lead Arrangers and Joint Lead Book Managers, and the Senior Agent, as amended, amended and restated, modified, supplemented, replaced or refinanced from time to time, including any related notes, collateral documents, letters of credit and documentation and guarantees and any appendices, exhibits or schedules to any of the foregoing as any or all of such agreements may be in effect from time to time, in each case, as any or all of such agreements (or any other agreement that renews, refunds, refinances, restructures, replaces, repays or extends any or all of such agreements) may be amended, restated, modified or supplemented from time to time, or renewed, refunded, refinanced, restructured, replaced, repaid or extended from time to time, whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or one or more other credit agreements or otherwise; in each case to the extent permitted hereunder. "Senior Credit Agreement" may include one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as any or all of such agreements (or any other agreement that renews, refunds, refinances, restructures, replaces, repays or extends any of all of such agreements) may be amended, restated, modified or supplemented from time to time, or renewed, refunded, refinanced, restructured, replaced, repaid or extended from time to time, whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or one or more other credit agreements or otherwise; in each case to the extent permitted hereunder.

          "Senior Default" means a "Default", as such term is defined in the Senior Credit Agreement.

          "Senior Event of Default" means an "Event of Default", as such term is defined in the Senior Credit Agreement.

          "Senior Loan Documents" means "Loan Documents", as defined in the Senior Credit Agreement.

          "Senior Loans" means "Loans", as defined in the Senior Credit
Agreement.

          "Senior Net Cash Proceeds" means "Net Cash Proceeds", as defined in the Senior Credit Agreement.

          "Senior Outstandings" means "Outstandings", as defined in the Senior Credit Agreement.

          "Senior Secured Parties" means the "Secured Parties", as defined in the Senior Credit Agreement.

          "Senior Termination Date" means the "Termination Date", as such term is defined in the Senior Credit Agreement as of the date hereof.

          "Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in this Indenture or in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

          "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

          "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, trust or estate or other business entity of which an aggregate of more than 50% of (a) the outstanding Voting Stock, (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate, is in any case, at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Subsidiary Guarantors" has the meaning set forth in the recital of parties to this Indenture.

          "Surviving Debt" means Indebtedness of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the Transaction.

          "Take-Out Securities" means unsecured debt securities that are issued by the Company or the Parent (and may be guaranteed by the other Loan Parties) or any equity securities that are issued by the Parent, in each case on terms that are reasonably acceptable to the Senior Agent.

          "Termination Date" means the earlier of (a) February 4, 2008 and (b) the date of acceleration of the repayment of the Securities pursuant to Article Five.

          "Title IV Plan" means a pension plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA to which the Parent, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

          "Transaction" means the issuance of the Securities pursuant to this Indenture and the other transactions contemplated by the Loan Documents and the Related Documents.

          "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 805.

          "Trustees" means the Indenture Trustee and the Collateral Trustee.

          "UCC" has the meaning specified in the Pledge and Security Agreement.

          "Unfunded Pension Liability" means, with respect to the Parent at any time, the sum of (a) the amount, if any, by which the present value of all accrued benefits under each Title IV Plan (other than any Title IV Plan subject to Section 4063 of ERISA) exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, as determined as of the most recent valuation date for such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (b) the aggregate amount of withdrawal liability that could be assessed under Section 4063 with respect to each Title IV Plan subject to such Section, separately calculated for each such Title IV Plan as of its most recent valuation date, (c) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Parent, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction and (d) with respect to each Foreign Plan, the amount, if any, by which the present value of all benefit obligations under such plan exceed the fair market value of assets attributable to such plan (determined for the most recent valuation date for such plan using the actuarial assumptions in effect for such plan set forth in the actuarial valuation report).

          "U.S. Government Obligations" has the meaning specified in Section 1204(a).

          "Vice President", when used with respect to the Company or the Indenture Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

          "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

          "Warnaco Entity" means the Parent or any Subsidiary thereof.

          "Warnaco Operations" means Warnaco Operations Corporation, a Delaware corporation and a Wholly Owned Subsidiary of the Parent.

          "Wholly Owned Subsidiary" means any Subsidiary of the Parent, all of the Stock of which (other than director's qualifying shares or such other de minimis portion thereof to the extent required by law) is owned by the Parent, either directly or indirectly through one or more Wholly Owned Subsidiaries.

          "Withdrawal Liability" means, with respect to the Company at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

          SECTION 102. Compliance Certificates and Opinions.

          Upon any application or request by the Company or any other Loan Party to the Indenture Trustee to take any action under any provision of this Indenture, the Company or such other Loan Party, as the case may be, shall furnish to the Indenture Trustee an Officers' Certificate, in form and substance reasonably satisfactory to the Indenture Trustee, stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel, in form and substance reasonably satisfactory to the Indenture Trustee, stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Such Opinion of Counsel may rely, as to factual matters, on a certificate of the Company.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

          SECTION 103. Form of Documents Delivered to Indenture Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company or any other Loan Party may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or such other Loan Party, as the case may be, stating that the information with respect to such factual matters is in the possession of the Company or such other Loan Party, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 104. Acts of Holders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Company or the other Loan Parties. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Indenture Trustee deems sufficient.

          (c) The outstanding principal amount of the Securities and the serial numbers of Securities held by any Person, if any, and the date of holding the same, shall be proved by the Security Register.

          (d) If the Company or any other Loan Party shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company or such other Loan Party may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company or such other Loan Party, as the case may be, shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, direction, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee, any Security Register, any Paying Agent, or any Loan Party in reliance thereon, whether or not notation of such action is made upon such Security.

          SECTION 105. Notices, Etc., to Indenture Trustee, Company.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Indenture Trustee by any Holder or by any Loan Party shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at Wells Fargo Bank Minnesota, National Association, MAC N9303-120,Sixth & Marquette, Minneapolis, Minnesota 55478, Corporate Trust Services, or at such other address as is furnished in writing by the Indenture Trustee to the Company and the Holders; or

          (2) any Loan Party by the Indenture Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to such Loan Party addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Indenture Trustee by the Company.

          SECTION 106. Notice to Holders; Waiver.

          Where this Indenture provides for notice of any event to Holders by any Loan Party or the Indenture Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee in its sole discretion shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

          SECTION 107. Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 108. Successors and Assigns.

          All covenants and agreements in this Indenture by any Loan Party shall bind its successors and assigns, whether so expressed or not.

          SECTION 109. Separability Clause.

          In case any provision in this Indenture, in the Securities or in any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 110. Benefits of Indenture.

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Securities Registrar, any authenticating agent appointed pursuant to Section 305 and their successors hereunder and the Holders' any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 111. Governing Law.

          This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

                                   ARTICLE TWO

                            SECURITY FORMS; REGISTER

          SECTION 201. Forms Generally.

          (a) The Securities issued on the Effective Date in global form and the related Indenture Trustee's certificate of authentication for such Securities shall be in substantially the form set forth in Exhibit A-1. Any Securities issued in certificated form from time to time after the Effective Date to one or more Holders in accordance with Section 201(d) shall be in substantially the forms set forth in Exhibit A-2, A-3, or A-4, as applicable, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and such Securities may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

          (b) Securities in certificated form may be printed, lithographed or produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

          (c) The terms and provisions contained in the forms of Securities set forth in Exhibits A-1, A-2, A-3, and A-4, respectively, shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Indenture Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the form of Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (d) Each Holder shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Holder under the Securities held by such Holder from time to time, including the amounts of principal and interest payable and paid to such Holder from time to time hereunder. The Company agrees that at any time after the Effective Date, upon written notice to the Company by any Holder of an interest in the Securities in global form (with a copy of such notice to the Indenture Trustee) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Holder to evidence (whether for purposes of pledge, enforcement or otherwise) the amounts owing to such Holder under the Securities, the Company shall promptly execute and deliver to the Indenture Trustee a Security in substantially the form of Exhibit A-2, A-3, or A-4, as applicable, payable to the order of such Holder in a principal amount equal to the amount of principal owed to such Holder under such Security. The Company shall accompany such Security with a Company Order instructing the Indenture Trustee to authenticate and deliver such Security to such Holder and to reduce the principal amount of the global note held by the Indenture Trustee by an equal amount and to effect a corresponding change in the Security Register. All references to Securities in the Loan Documents shall mean Securities, if any, to the extent issued under this Indenture.

          (e) The Security Register maintained by the Indenture Trustee pursuant to Section 307(d) shall include a control account, and a subsidiary account for each Holder, in which accounts (taken together) shall be recorded (i) the amount of any principal or interest due and payable or to become due and payable from the Company to each Holder hereunder, and (ii) the amount of any sum received by the Indenture Trustee from the Company hereunder and each Holder's share thereof.

          (f) Entries made in good faith by the Indenture Trustee in the Security Register pursuant to subsection (e) above, and by each Holder in its account or accounts pursuant to subsection (d) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Company to, in the case of the Security Register, each Holder and, in the case of such account or accounts, such Holder, under this Indenture, absent manifest error; provided, however, that the failure of the Indenture Trustee to make an entry, or any finding that an entry is incorrect, in the Security Register or such account or accounts shall not limit or otherwise affect the obligations of the Company under this Indenture; provided further that in the event of any conflict between the accounts of the Indenture Trustee and the accounts of such Holder, entries made in good faith by the Indenture Trustee shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 202. Securities Issued in Global Form.

          Securities issued in global form under this Indenture shall, when authenticated by the Indenture Trustee pursuant to the terms of this Indenture, represent such of the Outstanding Securities as shall be specified therein and may provide that the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or decreased to reflect exchanges, transfers or as otherwise provided in this Indenture. Any endorsement of such Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Indenture Trustee in such manner and upon instructions given by the Company as shall be specified in the Company

Order to be delivered to the Indenture Trustee pursuant to Section 305 or pursuant to Section 201(d).

          Notwithstanding the provisions of Section 309, payment of principal of (and premium, if any) and interest, if any, on the Securities issued on the Effective Date in global form shall be made to the Person or Persons specified therein.

          SECTION 203. Form of Legend for Securities Issued in Global Form.

          Securities issued in global form, as authenticated and delivered hereunder, shall bear a legend in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE INDENTURE TRUSTEE OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH INDENTURE TRUSTEE OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE INDENTURE TRUSTEE TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND SUCH CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF THE INDENTURE TRUSTEE, OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE INDENTURE TRUSTEE, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, THE INDENTURE TRUSTEE, HAS AN INTEREST HEREIN.

                                  ARTICLE THREE

                                 THE SECURITIES

          SECTION 301. Title.

          The aggregate principal amount of Securities which may be delivered under this Indenture is limited to an amount equal to $200,942,000 plus Additional Amounts.

          The Securities shall be known and designated as the Second Lien Notes Due 2008.

          SECTION 302. Repayment of Principal.

          (a) On each Amortization Date and, as applicable, each Rollover Date, the Company shall pay the Maximum Payment Amount, in each case in accordance with Section 309, for the ratable benefit of the Holders. All original outstanding principal of the Securities (other than the Additional Amounts) shall be repaid on the Termination Date.

          (b) Upon determination of the PIK Repayment Date, the Company shall furnish notice thereof to the Indenture Trustee at least 3 Business Days but not more than 10 Business Days prior to the PIK Repayment Date.

          (c) On the PIK Repayment Date, the Company shall pay, in accordance with Section 309 for the ratable benefit of the Holders, all outstanding Additional Amounts.

          SECTION 303. Interest.

          (a) Scheduled Interest. The Company shall pay, in accordance with
Section 309 for the ratable benefit of the Holders, interest on the unpaid principal amount of the Securities from the date of issuance of the Securities until such amount shall be paid in full, at the higher of the following rates per annum:

          (i) Eurodollar Rate. A rate per annum equal at all times during each Interest Period to the sum of (A) the Eurodollar Rate for such Interest Period plus (B) the Applicable Margin in effect on the first day of such Interest Period; or

          (ii) Fixed Rate. A rate equal to 9.5% per annum plus the Applicable Margin,

payable (subject to Sections 303(b) and (c)), in either case, in arrears on the last day of each Interest Period (each, an "Interest Payment Date"). For the Interest Period commencing on the Effective Date, the Securities shall bear interest at the Fixed Rate plus the Applicable Margin, and, thereafter, for each Interest Period commencing on the immediately preceding Interest Payment Date, the Securities shall bear interest at the higher of the rates specified in clauses (i) and (ii) above, in each case to but excluding the last day of such Interest Period. The interest rate for any Interest Period following the initial Interest Period shall be determined by the Indenture Trustee no later than 11:00 A.M. (New York time) on the second Business Day prior to the first day of such Interest Period.

          (b) Senior Default - Option to Pay Interest in Kind. If, on and as of any Interest Payment Date, a Senior Default shall have occurred and shall have been continuing for less than 180 days, all (but not less than all) of the interest due on such Interest Payment Date may, at the option of the Company upon three Business Days' notice to the Indenture Trustee (who shall give written notice thereof to each Holder within three Business Days of receipt of such notice), be paid by the Company by (i) adding to the outstanding principal amount of the Securities an amount equal to such interest and (ii) delivering a Company Order instructing the Indenture Trustee to evidence such additional principal amount by either (x) an endorsement on a Security in global form by the Indenture Trustee to reflect the amount of the increase in principal amount or (y) with respect to a Security in definitive form, at the request of any Holder, the issuance by the Company and authentication by the Indenture Trustee to such Holder of a Note in a principal amount equal to such Holder's pro rata portion of the interest to be paid on such Interest Payment Date in the form of Exhibit A-4 hereto, dated such Interest Payment Date (each, a "PIK Note").

          (c) Excess Interest - Option to Pay Interest in Kind. Any interest on the unpaid principal amount of the Securities payable hereunder (including pursuant to Section 303(d)) in excess of 12% per annum may, at the option of the Company upon three Business Days' notice to the Indenture Trustee (who shall give written notice thereof to each Holder within three Business Days of receipt of such notice) prior to the applicable Interest Payment Date, be paid by the Company by (i) adding to the outstanding principal amount of the Securities an amount equal to such excess portion of interest and (ii) delivering a Company Order instructing the Indenture Trustee to evidence such additional principal amount by either (x) an endorsement on a Security in global form by the Indenture Trustee to reflect the amount of the increase in principal amount or (y) with respect to a Security in definitive form, at the request of any Holder, the issuance by the Company to such Holder and authentication by the Indenture Trustee of a PIK Note in a principal amount equal to such Holder's pro rata portion of the excess portion of interest to be paid on such Interest Payment Date, dated such Interest Payment Date.

          (d) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Company shall pay interest (subject to Section 303(c)) on (i) the unpaid principal amount of the Securities, payable in arrears on the applicable Interest Payment Dates and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum otherwise required to be paid on such Security pursuant to clause (a) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum otherwise required to be paid on such Security.

          (e) Notice of Interest Rate. Within three Business Days after the commencement of an Interest Period after the initial Interest Period, the Indenture Trustee shall give notice to the Company and each Holder of the applicable interest rate determined by the Indenture Trustee for purposes of clause (a)(i) or (a)(ii) of this Section 303.

          SECTION 304. Denominations.

          The Securities shall be issuable to each Holder requesting Securities in the form of Exhibit A-2, A-3 or A-4, as applicable, in each case pursuant to
Section 201(d), in the applicable denominations therefor; provided that if the principal amount of any PIK Note to be issued pursuant to Section 303(b) or (c) is equal to or greater than $0.50 and is not a whole dollar amount, the principal amount of such PIK Note shall be increased to the next higher whole dollar amount and, in the case of any trailing decimal amount of such PIK Note less than $0.50, decreased to the next lower whole dollar amount, and such PIK Note shall be issued in a denomination equal to such increased or decreased principal amount.

          SECTION 305. Execution, Authentication, Delivery and Dating.

          The Securities shall be executed on behalf of the Company by its Chairman, its President or a Vice President.

          Securities bearing the signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Securities or did not hold such offices at the date of such Securities.

          Each Security shall be dated the date of its delivery.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Indenture Trustee by manual signature of a Responsible Officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

          The Indenture Trustee shall, upon a Company Order, (a) authenticate Securities in global form for original issue on the Effective Date up to the aggregate principal amount stated in Section 301 and (b) from time to time after the Effective Date, (i) to the extent requested by any Holder pursuant to
Section 201(d), authenticate Securities in definitive form that, together with Securities in global form, do not exceed the aggregate principal amount stated in Section 301, and (ii) if required by Section 303(b) or (c), authenticate PIK Notes. Each Company Order shall set forth whether the Securities to be authenticated shall be issued as Securities issued in global form or as Securities issued in definitive form or issued to reflect an increase in the principal amount of an outstanding Security in global form.

          The Indenture Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Indenture Trustee may do so. Each reference in this Indenture to authentication by the Indenture Trustee includes authentication by such agent.

          In addition to the matters set forth in Section 102, any such Company Order shall be accompanied by an Opinion of Counsel to the effect that the Indenture and the Securities to be authenticated have been duly authorized by the Company and the other Loan Parties and are valid and binding obligations of the Company and the other Loan Parties enforceable against the Company and the other Loan Parties in accordance with their respective terms, subject to customary exceptions and such other matters as the Indenture Trustee shall reasonably request.

          SECTION 306. Temporary Securities.

          Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Indenture Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

          If temporary Securities are issued as aforesaid, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Indenture Trustee designated for such purpose pursuant to Section 1001. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

          SECTION 307. Registration, Registration of Transfer and Exchange.

          (a) Each Holder may assign to one or more Persons (other than any Loan Party or any of its Affiliates) all or a portion of its rights and obligations under this Indenture (including, without limitation, all or a portion of the Securities held by it); provided, however, that (i) except in the case of an assignment (A) of all of a Holder's rights and obligations under this Indenture,
(B) by any Holder of all of its rights and obligations under any participation or similar arrangement involving a transfer of beneficial interests or other rights by such Holder to any other Person (other than any Loan Party or any of its Affiliates), which participation or similar arrangement is in existence on or as of the Effective Date (as reasonably determined at any time by such Holder) and is converted to an assignment hereunder on the Effective Date, or as soon thereafter as is reasonably practicable or (C) to a Person that immediately prior to such assignment was a Holder, the aggregate amount of the Securities being assigned to such assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000 and integral multiples of $10,000 in excess thereof and (ii) the parties to each such assignment shall execute and deliver to the Indenture Trustee, for its acceptance and recording in the Security Register, an Assignment and Acceptance, together with any Securities subject to such assignment and a processing and recordation fee of $500.

          (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall, to the extent that rights hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights of a Holder hereunder and (ii) the Holder assignor thereunder shall, to the extent that rights hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 312 and 313 to the extent any claim thereunder relates to an event arising prior to such assignment) hereunder.

          (c) By executing and delivering an Assignment and Acceptance, each Holder assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Holder makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto;
(ii) such assigning Holder makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto;
(iii) such assignee confirms that it has received a copy of this Indenture and the Note Distribution Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Trustee, such assigning Holder or any other Holder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Indenture; (v) such assignee confirms that it is not the Company nor an Affiliate of the Company; (vi) such assignee appoints and authorizes each Trustee to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Trustee by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto.

          (d) The Indenture Trustee shall maintain at its Corporate Trust Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the register maintained in such office being herein referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Indenture Trustee shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The entries in the Security Register shall be conclusive and binding for all purposes, absent manifest error, and the Company and the Holders shall treat each Person whose name is recorded in the Security Register as a Holder hereunder for all purposes of this Indenture. The Security Register shall be available for inspection by the Company or any Holder at any reasonable time and from time to time upon reasonable prior notice. The Indenture Trustee is hereby appointed as security registrar (the "Security Registrar") for the purpose of registering Securities and transfers of Securities as herein provided.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Holder and an assignee, together with any Securities subject to such assignment, the Indenture Trustee shall, if such Assignment and Acceptance has been fully completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Security Register and (iii) give notice thereof to the Company within three Business Days. In the case of any assignment by a Holder of a Definitive Security, within five Business Days after its receipt of such notice, the Company, at its own expense, shall, at the request of the Indenture Trustee or such assignee, execute and deliver to the Indenture Trustee a new Security to the order of such assignee in an amount equal to the Securities assigned to it pursuant to such Assignment and Acceptance and, if any assigning Holder has retained Securities hereunder, a new Security to the order of such assigning Holder in an amount equal to the Securities retained by it hereunder, and, in each case, the Indenture Trustee shall authenticate and deliver such Securities. Such new Security or Securities shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Security or Securities, if applicable, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-2, A-3 or A-4 hereto, as the case may be.

          (f) All Securities issued upon any registration of transfer of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer. Every Security presented or surrendered for registration of transfer shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. No service charge shall be made by the Company for any exchange or prepayment of Securities.

          (g) Each Holder may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights under this Indenture (including, without limitation, all or a portion of the Securities held by it); provided, however, that (i) such Holder shall remain the holder of any such Security for all purposes of this Indenture, (ii) the Company and each Trustee shall continue to deal solely and directly with such Holder in connection with such Holder's rights under this Indenture and (iii) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom.

          (h) Any Holder may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 307, disclose to the assignee or participant or proposed assignee or participant any information relating to the Company furnished to such Holder by or on behalf of the Company; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any Confidential Information received by it from such Holder.

          (i) Notwithstanding any other provision set forth in this Indenture, any Holder may at any time create a security interest in all or any portion of its rights under this Indenture (including, without limitation, the Securities held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          SECTION 308. Mutilated, Destroyed, Lost and Stolen Securities.

          (a) If (i) any mutilated Security is surrendered to the Indenture Trustee, or (ii) the Company and the Indenture Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Indenture Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Indenture Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          (b) Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

          (c) Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          (d) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 309. Payments; Computations.

          (a) The Company shall make each payment of principal and interest under the Securities, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Indenture Trustee at the Indenture Trustee's Account by wire transfer in same day funds, with payments being received by the Indenture Trustee after such time being deemed to have been received on the next succeeding Business Day. The Indenture Trustee will thereafter cause like funds to be distributed ratably to each Holder specified in the Security Register on such date for such payment for its account to its Notice Address, in each case in accordance with the terms of this Indenture, not later than 5:00 P.M. (New York City time).

          (b) The Company hereby authorizes each Holder and each of its Affiliates, if and to the extent payment owed to such Holder is not made when due hereunder or, in the case of a Holder, under the Security held by such Holder, to charge from time to time, to the fullest extent permitted by law, against any or all of the Company's accounts with such Holder or such Affiliate any amount so due.

          (c) All computations of interest based on the Fixed Rate shall be made by the Indenture Trustee on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate shall be made by the Indenture Trustee on the basis of a year of 360 days consisting of twelve months of 30 days each, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Indenture Trustee of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (d) Whenever any payment hereunder or under the Securities shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

          (e) Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          SECTION 310. Persons Deemed Owners.

          (a) Prior to the due presentment of a Security for registration of transfer pursuant to Section 307, each Loan Party, the Indenture Trustee and any agent of any Loan Party or the Indenture Trustee may treat the Person in whose name such Security is registered in the Security Register as the Holder of such Security for the purpose of receiving payment of principal of and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Loan Parties, the Indenture Trustee or any agent of any Loan Party or the Indenture Trustee shall be affected by notice to the contrary.

          (b) Neither the Company nor the Guarantors will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          SECTION 311. Cancellation.

          All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Indenture Trustee for cancellation any Securities previously delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Indenture Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Indenture Trustee for cancellation. All cancelled Securities held by the Indenture Trustee shall be disposed of by the Indenture Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company, if such certification is requested by the Company, unless by Company Order the Company shall direct that cancelled Securities be returned to it.

          SECTION 312. Increased Costs, Etc.

          (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Holder of funding or maintaining Securities bearing interest at the Eurodollar Rate (excluding, for purposes of this Section 312, any such increased costs resulting from (x) Taxes or Other Taxes which shall be governed exclusively by Section 313 and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by any foreign jurisdiction (or any of their political subdivisions) under the laws of which such Holder is organized, a resident for tax purposes or otherwise doing business (other than a jurisdiction in which such Person is deemed to be resident or doing business solely as a result of entering into, performing its obligations under, or receiving payment in respect of, any Loan Document), then the Company shall from time to time, upon demand by such Holder (with a copy of such demand to the Indenture Trustee), pay to such Holder additional amounts sufficient to compensate such Holder for such increased cost. A certificate as to the amount of such increased cost, submitted to the Company by such Holder, shall be conclusive and binding for all purposes, absent manifest error.

          (b) If any Holder determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Holder or any corporation controlling such Holder and that the amount of such capital is increased by or based upon the existence of such Holder's investment in the Securities, then, upon demand by such Holder or such corporation (with a copy of such demand to the Indenture Trustee), the Company shall pay to such Holder, from time to time as specified by such Holder, additional amounts sufficient to compensate such Holder in the light of such circumstances, to the extent that such Holder reasonably determines such increase in capital to be allocable to the existence of such Holder's investment in the Securities. A certificate as to such amounts submitted to the Company by such Holder shall be conclusive and binding for all purposes, absent manifest error.

          (c) Notwithstanding any other provision of this Indenture, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Holder to perform its obligations hereunder to continue to hold Securities bearing interest at the Eurodollar Rate hereunder, then, on notice thereof and demand therefor by such Holder to the Company (with a copy of such demand to the Indenture Trustee), all Securities will automatically, upon such demand, convert to bear interest at the Fixed Rate.

          SECTION 313. Taxes.

          (a) Any and all payments by the Company or any Loan Party to or for the account of any Holder or the Indenture Trustee hereunder or under the Securities or any other Loan Document shall be made, in accordance with Section 309 or the applicable provisions of such other Loan Documents, if any, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto ("Taxes"), unless deduction for such Taxes is required by applicable law. In the event that the Company or any Loan Party is required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Security or any other Loan Document to any Holder or the Indenture Trustee, the Company or such Loan Party shall make all such deductions and pay the full amount deducted to the relevant taxation or other authority in a timely manner in accordance with applicable law. Within 30 days after the date of payment of Taxes, the Company or the relevant Loan Party shall furnish to the Indenture Trustee, at the Corporate Trust Office, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is available, or other written proof of payment that is reasonably satisfactory to the Indenture Trustee if no such receipt is available.

          (b) The Company and each Loan Party shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under any Securities or any other Loan Document or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Indenture, the Securities or other Loan Documents (excluding, in each case, any that arise as a result of a transfer (by assignment and acceptance or otherwise) taking place after the date hereof (all such nonexcluded taxes, charges or levies, "Other Taxes")), and shall indemnify and hold harmless each Holder and the Indenture Trustee for the full amount of any Other Taxes and any liability (including interest, penalties, additions to tax and expenses) arising therefrom or with respect thereto.

          (c) No payment shall be made by the Company to or for the account of any Holder or the Indenture Trustee hereunder or under the Securities or any other Loan Document from an account or branch outside the United States, or by or on behalf of the Company from a payor that is not United States person (within the meaning of the Code), unless (i) such payment is made at the request of the Indenture

Trustee or (ii) the Company indemnifies and holds harmless each Holder and the Indenture Trustee for all incremental Taxes imposed on or in respect of such payment, and any liability (including interest, penalties, additions to tax and expenses) arising therefrom and with respect thereto.

          (d) The Indenture Trustee shall use commercially reasonable efforts (including by way of consulting with the Company) (i) to solicit and obtain appropriate Tax certifications or other forms from each Holder and the Indenture Trustee so as to establish an exemption from, or reduction in the rate of any Tax, including IRS Forms W-9, W-8BEN or W-8ECI ("Tax Certficiates"), and (ii) to associate payments made hereunder or under the Securities or other Loan Documents with such Tax Certificates in its possession. Neither the Company nor any other Loan Party shall deduct any Taxes in excess of the rate of withholding established pursuant to the Tax Certificates provided to it by each Holder and the Indenture Trustee.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

          SECTION 401. Satisfaction and Discharge of Indenture.

          (a) This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities expressly provided for herein or pursuant hereto) and the Indenture Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

          (i) Either

               (1) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 308 and (B) Securities for whose payment money has theretofore been deposited in trust with the Indenture Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1002) have been delivered to the Indenture Trustee for cancellation; or

               (2) all such Securities not theretofore delivered to the Indenture Trustee for cancellation

                    (a) have become due and payable, or

                    (b) will become due and payable at their Stated Maturity
               within one year, or

                    (c) are to be called for redemption pursuant to Section 903 hereof within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Company, and the Company, in the case of (a), (b) or (c) above, has irrevocably deposited or caused to be deposited with the Indenture Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Indenture Trustee for cancellation, for (i) principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Prepayment Date, as the case may be and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities;

          (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (iii) the Company has delivered to the Indenture Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Indenture Trustee under Section 606 and, if money shall have been deposited with the Indenture Trustee pursuant to clause
(a)(i)(2) of this Section, the obligations of the Indenture Trustee under
Section 402 and Section 1002(c) shall survive.

          SECTION 402. Application of Trust Money.

          Subject to the provisions of Section 1002(c), all money deposited with the Indenture Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Indenture Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE FIVE

                                    REMEDIES

          SECTION 501. Events of Default.

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) (i) the Company or any other Loan Party shall fail to pay any principal of any Security when the same shall become due and payable or
     (ii) the Company or any other Loan Party shall fail to pay any interest on any Security or the Company or any other Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within three Business Days after the same becomes due and payable; or

          (b) any representation or warranty made by the Company or any other Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

          (c) the Company or any other Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Indenture or in any other Loan Document on its part to be performed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer of the Parent or the Company becomes aware of such failure or (ii) written notice thereof shall have been given to the Company by any Trustee or any Holder; or

          (d) (i) any Warnaco Entity shall fail to make any payment on any Indebtedness (other than the Obligations of the Loan Parties under the Loan Documents) of any Warnaco Entity (or any Guarantee Obligation in respect of Indebtedness of any other Person) having a principal amount of $20,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate the maturity of such Indebtedness or otherwise to cause such Indebtedness to mature; or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than (A) by a regularly scheduled required prepayment, (B) in connection with the Take-Out Securities or (C) any mandatory prepayment required to be made by a Warnaco Entity under the Senior Credit Agreement) prior to the stated maturity thereof; or

          (e) (i) any Warnaco Entity shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors,
     (ii) any proceeding shall be instituted by or against any Warnaco Entity seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; provided, however, that, in the case of any such proceedings instituted against a Warnaco Entity (but not instituted by a Warnaco Entity), either such proceedings shall remain undismissed or unstayed for a period of 30 days or more or any action sought in such proceedings shall occur or (iii) any Warnaco Entity shall take any corporate action to authorize any action set forth in clauses (i) and (ii) above; or

          (f) any provision of any Loan Document after delivery thereof shall for any reason fail or cease to be valid and binding on, or enforceable against, any Loan Party party thereto, or any Loan Party shall so state in writing; or

          (g) any Collateral Document shall for any reason fail or cease to create a valid and enforceable Lien on any Collateral purported to be covered thereby or, except as permitted by the Loan Documents, such Lien shall fail or cease to be a perfected Lien in favor of the Collateral Trustee, or any Loan Party shall so state in writing; or

          (h) one or more judgments or orders (or other similar process) involving, in any single case or in the aggregate, an amount in excess of $20,000,000 in the case of a money judgment, to the extent not covered by insurance, shall be rendered against one or more Warnaco Entity and shall remain unpaid and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal, the pending of the Cases or otherwise, shall not be in effect; or

          (i) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (j) an ERISA Event shall occur and the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, exceeds $20,000,000 in the aggregate; or

          (k) a Change of Control shall occur; or

          (l) a Warnaco Entity shall have entered into one or more consent or settlement decrees or agreements or similar arrangements with a Governmental Authority or one or more judgments, orders, decrees or similar actions shall have been entered against a Warnaco Entity based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, the Warnaco Entities are likely to incur Environmental Liabilities and Costs in excess of $10,000,000 in the aggregate.

          SECTION 502. Acceleration of Maturity; Rescission and Annulment.

          (a) If an Event of Default occurs and is continuing, then and in every such case the Indenture Trustee or the Holders of not less than 25% in principal amount of the Securities Outstanding may declare the principal amount of all the Securities, all interest thereon and all other amounts payable under this Indenture and the other Loan Documents to be due and payable immediately, by a notice in writing to the Company (and to the Indenture Trustee if given by Holders), and upon any such declaration such principal amount and such other amounts shall become immediately due and payable; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Parent or the Company under the Federal Bankruptcy Law, the Securities, all such principal and interest and other amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company.

          (b) At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided in this Article Five, the Required Holders, by written notice to the Company and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

          (i) the Company has paid or deposited with the Indenture Trustee a sum sufficient to pay,

               (A) all overdue interest on all Outstanding Securities,

               (B) all unpaid principal of any Outstanding Securities which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Securities,

               (C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Securities, and

               (D) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel; and

          (ii) all Events of Default, other than the non-payment of amounts of principal of or interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in
     Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

          SECTION 503. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

          (a) The Company covenants that if:

          (i) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of three Business Days, or

          (ii) default is made in the payment of the principal of any Security at the Maturity thereof,

subject to the New Intercreditor Agreement, the Company will pay to the Indenture Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, and interest on any overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate specified in Section 303(d), and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

          (b) Subject to the New Intercreditor Agreement, if the Company fails to pay such amounts forthwith, the Indenture Trustee, in its own name as trustee of an express trust, may, or, upon the written request of at least 25% in principal amount of the then outstanding Securities, shall, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          (c) Subject to the New Intercreditor Agreement, if an Event of Default occurs and is continuing, the Indenture Trustee may, or, upon the written request of at least 25% in principal amount of the then outstanding Securities, shall, proceed to protect and enforce its rights and the rights of the Holders by any judicial proceedings to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 504. Indenture Trustee May File Proofs of Claim.

          (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any other Loan Party or any other obligor upon the Securities or the property of the Company, such other Loan Party or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property (subject to the terms of the New Intercreditor Agreement) payable or deliverable on any such claims and to distribute the same;

and (subject to the terms of the New Intercreditor Agreement) any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Holders, to pay the Indenture Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 606. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 606 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties, that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement otherwise.

          (b) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 505. Indenture Trustee May Enforce Claims Without Possession of Securities.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          SECTION 506. Application of Money Collected.

          Subject to the terms of the New Intercreditor Agreement, any money collected by the Indenture Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Indenture Trustee under
     Section 606;

          SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Securities and all other Obligations of the Loan Parties due to the Holders in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest and in respect of such other Obligations due to the Holders; and

          THIRD: The balance, if any, to the Company.

          SECTION 507. Limitation on Suits.

          No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (a) such Holder has previously given written notice to a Responsible Officer of the Indenture Trustee of a continuing Event of Default;

          (b) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

          (c) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Required Holders;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 508. Unconditional Right of Holders to Receive Principal and Interest.

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein and in such Security of the principal of and interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of prepayment, the Prepayment Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 509. Restoration of Rights and Remedies.

          If the Indenture Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the other Loan Parties, the Indenture Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Indenture Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 510. Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 308(d), no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 511. Delay or Omission Not Waiver.

          No delay or omission of the Indenture Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Holders, as the case may be.

          SECTION 512. Control by Holders.

          The Required Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, provided that

          (a) such direction shall not be in conflict with any rule of law, this Indenture or the New Intercreditor Agreement,

          (b) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction, and

          (c) the Indenture Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

          SECTION 513. Waiver of Past Defaults.

          (a) The Required Holders may on behalf of the Holders of all the Securities waive any past default hereunder and under the other Loan Documents and its consequences, except a default:

          (i) in respect of the payment of the principal of or interest on any Security, or

          (ii) in respect of a covenant or provision hereof or of the relevant Loan Document which under Article Eight cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

          (b) Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          SECTION 514. Waiver of Stay or Extension Laws.

          The Company covenants for itself and (to the extent that it may lawfully do so) each other Loan Party that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company hereby expressly waives for itself and (to the extent that it may lawfully do so) each other Loan Party all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 515. Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Indenture Trustee for any action taken or omitted by it as an Indenture Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Indenture Trustee, a suit by a Holder of a Security pursuant to Section 508 hereof or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                   ARTICLE SIX

                                   THE TRUSTEE

          SECTION 601. Notice of Defaults.

          Within 90 days after the occurrence of any Default hereunder, the Indenture Trustee shall transmit in the manner and to the extent provided in TIA
Section 313(c), notice of such Default hereunder actually known to the Indenture Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of or interest on any Security or in the payment of any sinking fund installment, the Indenture Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Indenture Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any Default of the character specified in Section 501(e) no such notice to Holders shall be given until at least 10 days after the occurrence thereof. The Indenture Trustee shall not be required to take notice or be deemed to have notice or knowledge of any Default or Event of Default hereunder (except failure by the Company to make any payments to the Indenture Trustee required to be made hereunder) unless a Responsible Officer of the Indenture Trustee is specifically notified in writing by the Company (or by a Holder in accordance with Section 105 hereof) of such Default or Event of Default and, in the absence of such notice, the Indenture Trustee may conclusively assume that no Default or Event of Default has occurred and is continuing.

          SECTION 602. Certain Rights of Indenture Trustee.

          (a) Subject to the provisions of TIA Sections 315(a) through 315(d):

          (i) the duties of the Indenture Trustee shall be determined solely by the express provisions of this Indenture and the Indenture Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee;

          (ii) the Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (iii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (iv) whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (v) the Indenture Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (vi) the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (vii) the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Indenture Trustee, in its sole discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (viii) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (ix) the Indenture Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          (x) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 512 hereof; and

          (xi) the rights, privileges, immunities and protections afforded to the Indenture Trustee pursuant to this Indenture (including, without limitation, the right to be indemnified) shall also be afforded to the Indenture Trustee in each of its capacities hereunder and any other Loan Document and each Paying Agent, Registrar, Co-Registrar, Custodian, transfer agent or tender agent and each agent or other Person employed to act hereunder.

          (b) The Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers unless repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it.

          SECTION 603. Indenture Trustee Not Responsible for Recitals or Issuance of Securities.

          The recitals contained herein and in the Securities, except for the Indenture Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Indenture Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Indenture Trustee shall not be accountable for the use or application by the Company of Securities.

          SECTION 604. May Hold Securities.

          The Indenture Trustee, any Paying Agent, any Security Registrar or any other agent of any Loan Party or of the Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Indenture Trustee, Paying Agent, Security Registrar or such other agent.

          SECTION 605. Money Held in Trust.

          Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

          SECTION 606. Compensation and Reimbursement.

          (a) The Company agrees:

          (i) to pay to the Indenture Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (ii) except as otherwise expressly provided herein, to reimburse the Indenture Trustee promptly upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (iii) to indemnify the Indenture Trustee for, and to hold it harmless against, any Other Tax, loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          (b) The obligations of the Company under this Section to compensate the Indenture Trustee, to pay or reimburse the Indenture Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Indenture Trustee shall constitute additional Obligations of the Company hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such Obligations of the Company, the Indenture Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Indenture Trustee as such, except funds held in trust for the payment of principal of or interest on particular Securities.

          (c) When the Indenture Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(e), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

          (d) The provisions of this Section shall survive the termination of this Indenture.

          SECTION 607. Corporate Indenture Trustee Required; Eligibility.

          There shall be at all times an Indenture Trustee hereunder which shall be eligible to act as Indenture Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 608. Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Indenture Trustee in accordance with the applicable requirements of Section 609.

          (b) The Indenture Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Indenture Trustee required by Section 609 shall not have been delivered to the Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

          (c) The Indenture Trustee may be removed at any time by Act of the Required Holders, delivered to the Indenture Trustee and to the Company.

          (d) If at any time:

          (i) the Indenture Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (ii) the Indenture Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (iii) the Indenture Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Indenture Trustee or of its property shall be appointed or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (1) the Company, by a Board Resolution, may remove the Indenture Trustee, or (2) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

          (e) If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Indenture Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Indenture Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Indenture Trustee shall be appointed by Act of the Required Holders delivered to the Company and the retiring Indenture Trustee, the successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee and supersede the successor Indenture Trustee appointed by the Company. If no successor Indenture Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee to the Holders of Securities in the manner provided for in Section 106. Each notice shall include the name of the successor Indenture Trustee and the address of its Corporate Trust Office.

          SECTION 609. Acceptance of Appointment by Successor.

          Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee; but, on request of the Company or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment to it of its charges, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder. Upon request of any such successor Indenture Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

          No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article.

          SECTION 610. Merger, Conversion, Consolidation or Succession to Business.

          Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

          SECTION 611. New Intercreditor Agreement and Other Documents.

          Each Holder of Securities, by its acceptance thereof, consents and agrees to the terms of the New Intercreditor Agreement, the Collateral Trustee Agreement and the Collateral Documents as the same may be in effect or may be amended from time to time in accordance with their respective terms and the terms hereof, consents and agrees to the appointment of Wilmington Trust
Company (and its sucessors and assigns) as Collateral Trustee for their benefit, and authorizes and directs the Trustees to enter into the New Intercreditor Agreement and Collateral Trustee Agreement and the Collateral Trustee to enter into the Collateral Documents and to perform their respective obligations and exercise their respective rights thereunder in accordance therewith. The rights of the Holders hereunder shall in all respects be subject to the terms of the New Intercreditor Agreement and the Collateral Documents.

                                  ARTICLE SEVEN

      HOLDERS LISTS; REPORTS BY TRUSTEE AND COMPANY; REPORTING OBLIGATIONS

          So long as any Security or any other Obligation of any Loan Party under any Loan Document shall remain unpaid:

          SECTION 701. Disclosure of Names and Addresses of Holders.

          Every Holder of Securities, by receiving and holding the same, or the benefits conferred thereby, agrees with the Company and the Indenture Trustee that none of the Loan Parties or the Indenture Trustee or any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA
Section 312, regardless of the source from which such information was derived, and that the Indenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

          SECTION 702. Reports by Indenture Trustee.

          Within 60 days after June 30 of each year commencing with June 30, 2003, the Indenture Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such June 30 if required by TIA Section 313(a).

          SECTION 703. Reports by Company.

          The Company shall:

          (a) file with the Indenture Trustee, within 15 days after the Company or any other Loan Party is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company or such other Loan Party may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company or such other Loan Party is not required to file information, documents or reports pursuant to either of said Sections, then the Company shall file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
     Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (b) file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company or such other Loan Party with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

          (c) promptly after the sending or filing thereof, the Parent shall send the Indenture Trustee copies of (i) all reports which any Warnaco Entity sends to its security holders generally, (ii) all press releases,
     (iii) all other statements concerning material changes or developments in the business of any Warnaco Entity made available by any Warnaco Entity to the public and (iv) all notices of investigation or proceedings received from the Commission or any national securities exchange; and

          (d) transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Indenture Trustee, such summaries, information, documents and reports required to be filed by the Company or such other Loan Party pursuant to paragraphs (a), (b) and (c) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

          SECTION 704. Financial Statements.

          The Parent shall furnish to the Indenture Trustee (with a copy for each Holder requesting same) the following:

          (a) Quarterly Reports. As soon as available and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and consolidated statements of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, duly certified (subject to year-end audit adjustments) by a Responsible Officer of the Parent as having been prepared in accordance with GAAP and certifying compliance with the terms of this Agreement;

          (b) Annual Consolidated Reports. As soon as available and in any event within 95 days after the end of each Fiscal Year of the Parent, beginning with the end of Fiscal Year 2003, (i) a copy of the annual audit report for such year for the Parent and its Subsidiaries, containing the consolidated balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of income and cash flows of the Parent and its Subsidiaries for such

     Fiscal Year, in each case accompanied by an opinion (without qualification as to the scope of the audit) of Deloitte & Touche LLP or by other independent public accountants of national standing stating that (x) such financial statements fairly present the consolidated financial position of the Parent and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which such independent certified public accountants shall concur and which shall have been disclosed in the notes to the financial statements) and (y) to the extent permitted by accounting rules and guidelines, the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and a certificate of a Responsible Officer of the Parent as to compliance with the terms of this Indenture and
     (ii) financial information regarding each business unit consisting of consolidating balance sheets of such business unit as of the end of such year and related statements of income and cash flows of such business unit for such Fiscal Year, all prepared in conformity with GAAP and certified by a Responsible Officer of the Parent as fairly presenting the financial position of such business unit as at the dates indicated; provided, however, that in the event the annual audit report is not delivered by March 31 in any year pursuant to clause (i) above, the Company shall deliver by March 31 the consolidated balance sheet and statements of income and cash flow for the Fiscal Year most recently ended.

          (c) Compliance Certificate. Together with each delivery of any financial statement pursuant to clauses (a) and (b) of this Section 704, a certificate of a Responsible Officer of the Parent (each, a "Compliance Certificate") (i) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action which the Parent proposes to take with respect thereto, (ii) containing calculations in reasonable detail of the Maximum Payment Amount to be made on such date (which shall be an Amortization Date or Rollover Date, as applicable),
     (iii) containing a summary in reasonable detail of any interest paid in kind pursuant to Sections 303(b) or (c) during the period and (iv) setting forth the Fiscal Quarter ending dates for the next 12 month period (it being understood that with respect to the information specified in clauses
     (ii) and (iii) of this Section 704(c), the Company agrees to use commercially reasonable efforts to provide the Indenture Trustee with preliminary calculations of such information at least three Business Days prior to the date such information, in final form, is otherwise required to be delivered under such clauses).

          SECTION 705. Effect of Notices.

          Delivery of reports, information and documents to the Indenture Trustee pursuant to the definition of "Net Cash Proceeds", this Article Seven and Article Ten (other than Section 1014) is for informational purposes only and the Indenture Trustee's receipt of such shall not constitute constructive or actual notice of any information contained therein, including compliance by the Parent or any Warnaco Entity with any covenants herein (as to which the Indenture Trustee is entitled to rely exclusively on Officers' Certificates delivered pursuant to Section 1014).




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                                       56


                                  ARTICLE EIGHT

                             SUPPLEMENTAL INDENTURES

          SECTION 801. Supplemental Indentures Without Consent of Holders.

          Without the consent of any Holders, the Company (and any of the other Loan Parties, if applicable), when authorized by a Board Resolution (a copy of which Board Resolution shall be delivered to the Indenture Trustee), and the Indenture Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, or amendments to any other Loan Document, in form satisfactory to the Indenture Trustee, for any of the following purposes:

          (a) to add to the covenants of the Company or the other Loan Parties for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any other Loan Party; or

          (b) to add any additional Events of Default; or

          (c) to evidence and provide for the acceptance of appointment hereunder by a successor Indenture Trustee pursuant to the requirements of
     Section 609; or

          (d) to cure any ambiguity, to correct or supplement any provision herein or in such other Loan Document which may be inconsistent with any other provision herein or in such other Loan Document, or to make any other provisions with respect to matters or questions arising under this Indenture or such other Loan Document; provided that such action shall not adversely affect the interests of the Holders in any material respect.

          SECTION 802. Supplemental Indentures with Consent of Holders.

          With the consent of the Required Holders, by Act of said Holders delivered to the Company and the Indenture Trustee, the Company and, if applicable, the other Loan Parties, when authorized by a Board Resolution (a copy of which Board Resolution shall be delivered to the Indenture Trustee), and the Indenture Trustee may enter into an indenture or indentures supplemental hereto or an amendment or amendments to any Loan Document for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or such other Loan Document or of modifying in any manner the rights of the Holders under this Indenture or such other Loan Document; provided, however, that no such supplemental indenture or such amendment to a Loan Document shall, without the consent of all of the Holders, do any of the following at any time:

          (i) change the number of Holders or the percentage of the aggregate unpaid amount of principal under the Securities that shall be required for the Holders or any of them to take any action hereunder, modify any of the provisions of the definition of "Required Holders", this Section or Sections 513 and 1003;

          (ii) reduce or limit the obligations of any Guarantor under Section 1301 or the equivalent provisions of the Guarantee Supplement issued by it or release such Guarantor or otherwise limit such Guarantor's liability with respect to the Obligations owing to the Indenture Trustee and the Holders (other than in accordance with the terms hereof);

          (iii) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents (except as provided in the New Intercreditor Agreement);

          (iv) reduce the principal of, or interest on, the Securities or other amounts payable hereunder or under such other Loan Document;

          (v) postpone any date scheduled for any payment of principal of, or interest on, the Securities pursuant to Section 302 or 303 or any date fixed for payment of other amounts payable hereunder or under such other Loan Document; or

          (vi) impair the right to institute suit for the enforcement of any payments hereunder or under such other Loan Document after the Stated Maturity thereof (or, in the case of prepayment, on or after the Prepayment
     Date); or

          (vii) change the order of application of any prepayment set forth in Article Nine in any manner that materially affects such Holder.

          (b) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or amendment, but it shall be sufficient if such Act shall approve the substance thereof.

          SECTION 803. Execution of Supplemental Indentures.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate together stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is a legal, valid and binding obligation of the Company and the other Loan Parties, enforceable against the Company and the other Loan Parties accordance with its terms, subject to customary exceptions. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 804. Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter delivered hereunder shall be bound thereby.

          SECTION 805. Conformity with Trust Indenture Act.

          Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          SECTION 806. Reference in Securities to Supplemental Indentures.

          Securities delivered after the execution of any supplemental indenture pursuant to this Article may bear a notation as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company, to any such




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                                       58


supplemental indenture may be prepared and executed by the Company in exchange for Outstanding Securities.

          SECTION 807. Notice of Supplemental Indentures.

          Promptly after the execution by the Company and the Indenture Trustee of any supplemental indenture pursuant to the provisions of Section 802, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

                                  ARTICLE NINE

                                   PREPAYMENTS

          SECTION 901. Optional. The Company may at any time, and from time to time, at its option, prepay the Securities in whole or ratably in part, in a minimum aggregate amount of $5,000,000, upon the notice provided in Section 904 hereof, at the Prepayment Price.

          SECTION 902. Mandatory.

          (a) The Company shall, upon receipt by the Parent or the Company of any Net Cash Proceeds from the incurrence, sale or issuance of the Take-Out Securities, deposit or cause to be deposited the amount of such Net Cash Proceeds (in an amount not to exceed the amount necessary to pay the Obligations due to the Holders in full) with the Indenture Trustee or any Paying Agent for prepayment of Securities in accordance with Section 902(d).

          (b) The Company shall, upon receipt by the Parent or any Subsidiary of the Parent of the Net Cash Proceeds from any Asset Sale, deposit or cause to be deposited the amount of such Net Cash Proceeds with the Indenture Trustee or any Paying Agent for prepayment of Securities in accordance with Section 902(d) to the extent any such Net Cash Proceeds are not used to (i) prepay Senior Outstandings or to cash collateralize letters of credit outstanding under the Senior Credit Agreement (and, in the case of any revolving credit Indebtedness under the Senior Credit Agreement, with corresponding commitment reductions thereunder) or (ii) in the case where there are no Senior Outstandings, to permanently reduce Senior Commitments, provided that (1) during any Fiscal Year, no such deposit or prepayment shall be required with respect to the first $5,000,000 in Net Cash Proceeds received in connection with any Asset Sale, (2) no such deposit or prepayment shall be required from Net Cash Proceeds until such Net Cash Proceeds aggregate $1,000,000 or more and (3) the Company shall not be required to so apply such Net Cash Proceeds in the case where such Net Cash Proceeds (in a total amount of up to $50,000,000 in the aggregate since the Effective Date) are used to make a Permitted Acquisition or acquire replacement or fixed assets useful in the business of the Company or any of its Subsidiaries or to effect repairs or replacements of the assets disposed of, in each case within 180 days of the receipt of such Net Cash Proceeds.

          (c) The Company shall, upon receipt by the Parent or any Subsidiary of the Parent of the Net Cash Proceeds from any Debt Issuance, deposit or cause to be deposited the amount of such Net Cash Proceeds with the Indenture Trustee or any Paying Agent for prepayment of Securities in accordance with Section 902(d), to the extent any such Net Cash Proceeds are not used to (i) prepay Senior Outstandings or to cash collateralize letters of credit outstanding under the Senior Credit Agreement (and, in the case of any revolving credit Indebtedness under the Senior Credit Agreement, with corresponding commitment reductions thereunder) or (ii) in the case where there are no Senior Outstandings, to permanently reduce




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                                       59


Senior Commitments, provided that no such deposit or prepayment under this
Section 902(c) shall be required from Net Cash Proceeds until such Net Cash Proceeds aggregate $1,000,000 or more.

          (d) On the Prepayment Date, the Indenture Trustee or any Paying Agent shall use such Net Cash Proceeds deposited with it pursuant to Section 902(a),
(b) and (c) to prepay Outstanding Securities at the Prepayment Price. Each such prepayment shall be applied ratably to the Securities, and to the remaining installments thereof pro rata. Amounts deposited with the Indenture Trustee or any Paying Agent under this Section 902 may not be withdrawn except to effect such prepayment as provided herein.

          (e) All prepayments under this Section 902 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

          SECTION 903. Notice to Indenture Trustee.

          If the Company elects to prepay Securities pursuant to Section 901 hereof, or is required to prepay Securities pursuant to Section 902 hereof, or upon determination of the PIK Repayment Date, it shall furnish to the Indenture Trustee, at least 3 Business Days but not more than 10 days before the Prepayment Date (unless the Indenture Trustee agrees to a different period in its sole discretion), an Officers' Certificate setting forth (i) the provision of this Indenture pursuant to which the prepayment shall occur, (ii) the Prepayment Date and (iii) the Prepayment Price.

          If less than all of the Securities are to be prepaid, the Indenture Trustee shall prepay Securities, or portions thereof, in such amounts as shall be necessary so that such prepayment is applied to the principal amount of the Securities on a pro rata basis. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for prepayment also apply to portions of Securities called for prepayment.

          SECTION 904. Notice of Prepayment.

          (a) Notice of prepayment shall be given by the Company in the manner provided for in Section 106 not less than 3 Business Days nor more than 10 days prior to the Prepayment Date, to each Holder whose Securities are to be prepaid.

          (b) All notices of prepayment shall state:

          (i) the Prepayment Date,

          (ii) whether the prepayment is being made pursuant to Section 901 or
     Section 902;

          (iii) the Prepayment Price payable as provided in Section 906, if any,

          (iv) in case the Securities are to be prepaid in part only, the notice shall state (A) the portion of the principal amount of the Securities to be prepaid, (B) that, with respect to any Holder of certificated Securities,
     (1) on and after the Prepayment Date, upon surrender of such Security, such Holder will receive, without charge, a new Security or Securities for the principal amount thereof remaining after such prepayment and (2) the place or places where such Securities are to be surrendered for receipt of replacement Securities, and




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          (v) that on the Prepayment Date the Prepayment Price will become due and payable upon each such Security, or the portion thereof, to be prepaid, and that interest thereon will cease to accrue on and after said date on the portion thereof so prepaid.

          (c) Once notice of prepayment is given by the Company in accordance with Section 106 hereof, payment of such Prepayment Price by the Company becomes irrevocably due and payable on the Prepayment Date. A notice of prepayment may not be conditional.

          SECTION 905. Deposit of Prepayment Price.

          (a) Prior to any Prepayment Date, the Company shall deposit with the Indenture Trustee or with a Paying Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust as provided in Section 1002) an amount of money sufficient to pay the Prepayment Price on that date.

          (b) If the Company complies with the provisions of the preceding clause (a) on and after the Prepayment Date, interest shall cease to accrue on the Securities prepaid in full, or the portions of Securities prepaid. If any prepayment shall not be paid because of the failure of the Company to comply with the preceding clause (a), interest shall be paid on the unpaid principal, from the Prepayment Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 303(d) hereof.

          SECTION 906. Securities Payable on Prepayment Date.

          Notice of prepayment having been given as aforesaid, the Securities so to be prepaid shall, on the Prepayment Date, become due and payable at the Prepayment Price specified, and from and after such date (unless the Company shall default in the payment of such Prepayment Price) such Securities shall cease to bear interest on the portions of Securities prepaid.

          SECTION 907. Securities Prepaid in Part.

          Any certificated Security which is prepaid only in part shall be promptly surrendered by the Holder thereof at the office or agency of the Indenture Trustee maintained for such purpose pursuant to Section 1001 (with due endorsement by, or a written instrument of transfer in customary form duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and deliver to the Holder of such Security without service charge, a new Security or Securities in aggregate principal amount equal to and in exchange for the portion of the principal of the Security so surrendered which has not been prepaid. Any security issued in global form which is prepaid only in part shall be endorsed by the Indenture Trustee to reflect the amount of the decrease in principal amount due to such partial prepayment.

                                  ARTICLE TEN

                              AFFIRMATIVE COVENANTS

          So long as any Security or any other Obligation of any Loan Party under any Loan Document shall remain unpaid:

          SECTION 1001. Maintenance of Office or Agency.

          The Company will maintain in The City of New York, an office or agency (which shall be an office or agency of the Indenture Trustee or an affiliate of the Indenture Trustee) where Securities




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                                       61


may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.

          SECTION 1002. Money for Security Payments to Be Held in Trust.

          (a) If the Company shall at any time, upon written instruction of the Indenture Trustee, act as the Paying Agent, it will, on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Indenture Trustee of its action or failure so to act.

          (b) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Indenture Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

          (c) Any money deposited with the Indenture Trustee or any Paying Agent, or then held by the Company or any other Loan Party, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years (or such shorter period for the return of such moneys to the Company under applicable abandoned property laws) after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company or such other Loan Party) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company and, if applicable, such other Loan Party, for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money, and all liability of the Company or such other Loan Party, as the case may be, as trustee thereof, shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may (but shall not be required to) at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 1003. Waiver of Certain Covenants.

          The Parent may omit in any particular instance to comply with any term, provision or condition set forth in Sections 701 through 704, or Sections 1001 through 1015, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Indenture Trustee in respect of any such term, provision or condition shall remain in full force and effect.




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          SECTION 1004. Preservation of Corporate Existence, Etc.

          Each of the Parent and the Company shall, and shall cause each of its respective Subsidiaries to, preserve and maintain its legal existence, rights (charter and statutory) and franchises, except as permitted by Section 1103, 1104 and 1107; provided, however, no Warnaco Entity shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of such Warnaco Entity shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Warnaco Entity and that the loss thereof is not disadvantageous in any material respect to the Warnaco Entities (taken as whole) or the Secured Parties.

          SECTION 1005. Compliance with Laws, Etc.

          Each of the Parent and the Company shall, and shall cause each of its respective Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not, in the aggregate, have a Material Adverse Effect.

          SECTION 1006. Conduct of Business.

          Each of the Parent and the Company shall, and shall cause each of its respective Subsidiaries to, (a) conduct its business in the ordinary course and
(b) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with any Warnaco Entity, except in each case where the failure to comply with the covenants in each of clauses (a) and (b) above would not, in the aggregate, have a Material Adverse Effect.

          SECTION 1007. Payment of Taxes, Etc.

          Each of the Parent and the Company shall, and shall cause each of its respective Subsidiaries to, pay and discharge before the same shall become delinquent, all lawful governmental claims, federal and material state, local and non-U.S. taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the appropriate Warnaco Entity in conformity with GAAP, unless and until any Liens resulting from such contested items attach to its property and become enforceable against its other creditors.

          SECTION 1008. Maintenance of Insurance.

          Each of the Parent and the Company shall maintain, and cause to be maintained for each of its respective Subsidiaries, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Warnaco Entity operates, and such other insurance as may be reasonably requested by the Requisite Holders, and, in any event, all insurance required by any Loan Document.

          SECTION 1009. Keeping of Books.

          Each of the Parent and the Company shall, and shall cause each of its respective Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of such Warnaco Entity.




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                                       63


          SECTION 1010. Maintenance of Properties, Etc.

          Each of the Parent and the Company shall, and shall cause each of its respective Subsidiaries to, maintain and preserve (a) all of its properties which are necessary in the conduct of its business in good working order and condition, (b) all rights, permits, licenses, approvals and privileges (including all Permits) which are used or useful or necessary in the conduct of its business, and (c) all Intellectual Property with respect to the business of the Warnaco Entities; except where the failure to so maintain and preserve would not in the aggregate have a Material Adverse Effect.

          SECTION 1011. Environmental.

          Each of the Parent and Company shall comply, and shall cause each of its respective Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all material Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Contaminants from any of its properties, in accordance with and to the extent required by all applicable Environmental Laws, to the extent the failure to do any of the foregoing would have a Material Adverse Effect; provided, however, that no Warnaco Entity shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

          SECTION 1012. Additional Personal Property Collateral and Guarantee.

          To the extent delivered to the Senior Agent and not delivered to the Indenture Trustee on or before the Effective Date (including in respect of after-acquired property and Persons that become Subsidiaries of any Loan Party after the Effective Date), each of the Parent and the Company agrees promptly to do, or cause each of its respective Subsidiaries to do, each of the following:

          (a) deliver to the Indenture Trustee such duly-executed Guarantee Supplements as required in order to ensure that each Domestic Subsidiary of the Parent (other than the Company, Warnaco Operations and each Domestic Subsidiary set forth on Schedule 1107(a) (Scheduled Dissolutions) hereto) guaranties, as primary obligor and not as surety, the full and punctual payment when due of the Obligations of the Loan Parties under the Loan Documents or any part thereof provided, however, that if on the 5th Business Day after the Effective Date (or such later date as consented to by the Senior Agent), any Domestic Subsidiary set forth on Schedule 1107(a) (Scheduled Dissolutions), has not been dissolved and the terms of Section 1107(d) not complied with, such Domestic Subsidiary shall immediately comply with this Section 1012;

          (b) deliver to the Indenture Trustee such duly-executed joinder and amendments to the Pledge and Security Agreement and, if applicable, other Collateral Documents, in order to effectively grant to the Collateral Trustee, for the benefit of the Secured Parties, a valid, perfected and enforceable security interest in all personal property interests and other assets (including the Stock and Stock Equivalents and other debt Securities) of each Loan Party; provided, however, that in no event shall any Warnaco Entity be required to pledge (i) the outstanding Voting Stock of any Domestic Subsidiary set forth on Schedule 1107(a) (Scheduled Dissolutions); provided, however, that if on the 5th Business Day after the Effective Date (or such later date as consented to by the Senior Agent), any Domestic Subsidiary set forth on Schedule 1107(a) (Scheduled Dissolutions), has not been dissolved and the terms of Section 1107(d) complied with, the Stock




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                                       64


     and Stock Equivalents of such Domestic Subsidiary shall immediately be pledged to the Collateral Trustee under the Pledge and Security Agreement, or (ii) in excess of 65% of the outstanding Voting Stock of any Foreign Subsidiary that is a direct Subsidiary of the Parent or of any Domestic Subsidiary, unless (x) such Voting Stock has been granted as security in respect of other Indebtedness of a Warnaco Entity having substantially similar tax consequences to the Loan Parties under Section 956 of the Code, or (y) such pledge or grant can be made without resulting in any material adverse tax consequences for the Warnaco Entities, taken as a whole (including any Person that becomes a Loan Party as a result of such pledge or grant) and provided further that so long as the Senior Credit Agreement remains outstanding, no Warnaco Entity shall be required to pledge any additional Collateral to secure its Obligations in respect of the Loan Documents unless such Warnaco Entity has granted a first priority perfected security interest in such Collateral in favor of the Senior Agent for the benefit of the Senior Secured Parties;

          (c) to take such other actions necessary to ensure the validity or continuing validity of the guarantees required to be given pursuant to clause (a) above or to create, maintain or perfect the security interest required to be granted pursuant to clause (b) above, including the filing of UCC financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by any Trustee; and

          (d) if delivered under or in respect of the Senior Credit Agreement, deliver to the Indenture Trustee legal opinions relating to the matters described above, which opinions shall be substantially equivalent in form and substance as such opinions delivered to the Senior Agent.

          SECTION 1013. Real Property.

          (a) To the extent delivered to the Senior Agent, each of the Parent and the Company shall, and shall cause each of its respective Subsidiaries to,
(i) provide the Indenture Trustee with a copy of each notice of default under any Lease with respect to any Material Leased Property received by any Warnaco Entity immediately upon receipt thereof and deliver to the Indenture Trustee a copy of each notice of default sent by any Warnaco Entity under any Lease with respect to any Material Leased Property simultaneously with its delivery of such notice under such Lease and (ii) notify the Indenture Trustee at least 10 days prior to the date any Warnaco Entity takes possession of, or becomes liable under, any new Lease with respect to any Material Leased Property, whichever is earlier.

          (b) To the extent delivered to the Senior Agent, at least 10 Business Days prior to acquiring any Material Owned Real Property, each of the Parent and the Company shall, and shall cause each of its respective Subsidiaries to, provide the Indenture Trustee written notice thereof and, upon written request of the Indenture Trustee, each of the Parent and the Company shall, and shall cause each of its respective Subsidiaries to provide Phase I environmental reports on such Material Owned Real Property showing no condition that could give rise to material Environmental Costs and Liabilities.

          (c) To the extent not previously delivered to the Collateral Trustee, if delivered under or in respect of the Senior Credit Agreement, each of the Parent and the Company shall, and shall cause each other Loan Party to, execute and deliver to the Indenture Trustee, for the benefit of the Secured Parties, promptly and in any event concurrently with such delivery to the Senior Agent, a Mortgage on such Material Owned Real Property of such Loan Party, together with all Mortgage Supporting Documents delivered to the Senior Agent to be appropriate in the applicable jurisdiction to obtain the equivalent in such jurisdiction of a mortgage on such Material Owned Real Property; provided, however, that in no event shall any Warnaco Entity that is not a Loan Party be required to enter into a Mortgage in respect of Material Owned Real Property, unless (x) such Mortgage has been provided as security in respect of other Indebtedness of a Warnaco Entity having substantially similar tax consequences or (y) such pledge or




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                                       65


grant can be made without resulting in any material adverse tax consequences for the Warnaco Entities, taken as a whole (including any Person that becomes a Loan Party as a result of providing such Mortgage).

          SECTION 1014. Statement by Officers as to Default.

          (a) For each Fiscal Year, the Company will deliver to the Indenture Trustee, concurrently with the delivery of the financial statements pursuant to
Section 704(b), a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 1014(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

          (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of any Warnaco Entity gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $1,000,000), the Company shall deliver to the Indenture Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers' Certificate specifying such event, notice or other action within three Business Days following its occurrence.

          SECTION 1015. Insurance.

          At such time as the Senior Agent is no longer named as an additional insured or loss payee, as appropriate, under all material insurance coverage maintained at such time by the Warnaco Entities, subject to the terms of the New Intercreditor Agreement, each of the Parent and the Company shall, and shall cause its Subsidiaries to, name the Collateral Trustee on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and shall ensure that each such insurance policy provides that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days' written notice thereof to the Collateral Trustee.

                                 ARTICLE ELEVEN

                               NEGATIVE COVENANTS

          So long as any Security or any other Obligation of any Loan Party under any Loan Document shall remain unpaid:

          SECTION 1101. Indebtedness.

          The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness; provided, however, that the following shall not be prohibited by this Section 1101:

          (a) the incurrence by the Company of Indebtedness under the Senior Credit Agreement (and the incurrence by the Guarantors of guarantees thereof) in an aggregate principal amount then classified as having been incurred pursuant to this clause (a) at any one time outstanding thereunder (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the account parties thereunder) not to exceed $300,000,000 less the aggregate amount of all permanent repayments under the Senior Credit Agreement (and,




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                                       66


     in the case of any revolving credit Indebtedness under the Senior Credit Agreement, corresponding commitment reductions thereunder);

          (b) the incurrence by the Company and the Guarantors of Indebtedness represented by the Securities issued hereunder, and the Guarantees;

          (c) additional Indebtedness in an amount of up to $50,000,000, which may be incurred as additional Senior Commitments or Senior Outstandings or as other Indebtedness, provided that if such Indebtedness is secured, the Parent and the Company shall, or shall cause the relevant Loan Parties to, grant the Collateral Trustee a perfected Lien in such collateral to the extent the Collateral Trustee is otherwise entitled thereto in accordance with Section 1012 and such Liens are not prohibited by Section 1308;

          (d) the Take-Out Securities, provided that the Net Cash Proceeds thereof are applied to repay all or a part of the Securities in accordance with Section 902(a);

          (e) (i) Guaranty Obligations incurred by a Loan Party in respect of Indebtedness of another Loan Party otherwise permitted by this Section 1101, (ii) Guaranty Obligations incurred by any Foreign Subsidiary in respect of the Indebtedness of a Foreign Subsidiary otherwise permitted by this Section 1101 and (iii) unsecured Guaranty Obligations incurred by a Loan Party in respect of the Indebtedness of a Foreign Subsidiary permitted by clause (h) of this Section 1101;

          (f) Capital Lease Obligations and purchase money Indebtedness incurred by a Warnaco Entity to finance the acquisition or construction of fixed assets in an aggregate outstanding principal amount not to exceed the Dollar Equivalent of $25,000,000 at any time;

          (g) Renewals, extensions, refinancings and refundings of any Indebtedness (i) existing on the Effective Date (and disclosed on Schedule 1101(g) (Existing Indebtedness)) and (ii) permitted by clause (f) of this
     Section 1101; provided, however, that any such renewal, extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to the Warnaco Entity obligated thereunder (subject to market rates), including as to weighted average maturity and final maturity, than the Indebtedness being renewed, extended, refinanced or refunded;

          (h) Indebtedness of the Foreign Subsidiaries of the Parent not otherwise permitted under this Section 1101; provided that the Dollar Equivalent of the aggregate outstanding principal amount of all such Indebtedness shall not exceed the Dollar Equivalent of $30,000,000 at any time;

          (i) a Sale and Leaseback Transaction permitted pursuant to Section 1113, to the extent such transaction would constitute Indebtedness;

          (j) Indebtedness arising from intercompany loans from any Warnaco Entity to any other Warnaco Entity, provided that such Investment is permitted to be made by such Warnaco Entity under Section 1103(a);

          (k) Indebtedness incurred for the sole purpose of financing the payment of insurance premiums in the ordinary course of business, in an aggregate amount not to exceed $20,000,000 at any one time outstanding;




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                                       67


          (l) Indebtedness arising under any performance or surety bond entered into in the ordinary course of business;

          (m) Obligations under Hedging Contracts permitted under Section 1114; and

          (n) other Indebtedness the aggregate Dollar Equivalent of the principal amount of which shall not exceed $10,000,000 at any time.

          SECTION 1102. Liens, Etc.

          Other than Permitted Liens, the Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume or otherwise cause to become effective after the Effective Date any Lien of any kind securing Indebtedness or trade payables upon any of their property or assets, now owned or hereafter acquired, provided that than the Liens securing Indebtedness under the Senior Loan Documents shall be permitted so long as the Collateral Trustee, for the benefit of the Holders, is granted a perfected second priority lien on all Collateral in which a security interest is granted in favor of the Senior Agent, for the benefit of the secured parties under the Senior Loan Documents to the extent the Collateral Trustee is otherwise entitled thereto in accordance with
Section 1012 and such Liens are not prohibited by Section 1308.

          SECTION 1103. Investments.

          Neither the Parent nor the Company shall, nor shall they permit any of their respective Subsidiaries to, directly or indirectly make or maintain any Investment except:

          (a) Investments (i) by any Warnaco Entity in any Warnaco Entity in the amount outstanding on the Effective Date and as set forth on Schedule 1103 (Existing Investments), and (ii) additional Investments by (A) any Warnaco Entity in a Loan Party, (B) any Warnaco Entity that is not a Loan Party in any other Warnaco Entity, and (C) any Loan Party in a Warnaco Entity that is not a Loan Party (1) to the extent required by applicable law to fulfill statutory capital requirements in a maximum aggregate amount up to $5,000,000, and (2) solely for the purposes of funding (x) the operations of such Foreign Subsidiary (including standby letters of credit issued for the benefit of such Foreign Subsidiaries), not to exceed in the aggregate $30,000,000 at any time outstanding under this subclause (a)(ii)(C)(1), (y) up to $20,000,000 of investments in Lejaby SAS to fund costs associated with the reorganization of its European operations and (z) operating expenses of Foreign Subsidiaries in Hong Kong, Central America and Mexico and (3) to the extent necessary for such entity to pay taxes that are due and payable; provided, that in each case (other than investments made as capital contributions pursuant to clause (ii)(C)(1) above) such Investment shall be evidenced by a promissory note and no Event of Default shall have occurred and be continuing at the time such Investment is made or would result therefrom;

          (b) Investments in cash and Cash Equivalents;

          (c) Investments existing on the date hereof and described on Schedule 1103 (Existing Investments) hereto;

          (d) Investments in payment intangibles, chattel paper (each as defined in the UCC) and Accounts, notes receivable and similar items arising or acquired in the ordinary course of business consistent with the past practice of the Company and its Subsidiaries;




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                                       68


          (e) Investments consisting of Stock or Stock Equivalents, obligations, securities or other property received in a bankruptcy proceeding or in settlement of claims arising in the ordinary course of business;

          (f) (i) advances or loans to directors or employees of the Warnaco Entities that do not exceed $2,500,000 in the aggregate at any one time outstanding (other than any loans or advances to any director or executive officer (or equivalent thereof) that would be in violation of Section 402 of the United States Sarbanes-Oxley Act of 2002), and (ii) advances for employee travel, relocation and other similar and customary expenses incurred in the ordinary course of business that do not exceed $5,000,000 in the aggregate at any one time outstanding;

          (g) Investments consisting of promissory notes received in connection with an Asset Sale permitted pursuant to Section 1104;

          (h) Guarantee Obligations permitted by Section 1101; and

          (i) other Investments in an aggregate amount invested not to exceed the Dollar Equivalent of $5,000,000 at any time.

          SECTION 1104. Sale of Assets.

          Neither the Parent nor the Company shall, nor shall they permit any of their respective Subsidiaries to, directly or indirectly, consummate any Asset Sale for which the aggregate purchase price paid to all Warnaco Entities for all assets sold in any single transaction or series of related transactions exceeds $30,000,000, except for:

          (a) Asset Sales for which (i) the purchase price paid to such Warnaco Entity for such assets shall be no less than the Fair Market Value of such assets at the time of such sale, (ii) no less than 75% of the purchase price shall be paid to such Warnaco Entity in cash or Cash Equivalents, (iii) neither the seller of such assets nor any of its Affiliates shall have any subsequent payment obligations in respect of such sale, other than customary and standard indemnity obligations and as set forth in subclause (ii) above, (iv) no Default or Event of Default has occurred and is continuing at the time of such sale or would result from such sale and (v) the Net Cash Proceeds of such sale are applied as set forth in Section 902(b);

          (b) the sale or disposition of inventory in the ordinary course of business;

          (c) transfers of assets from (i) any Loan Party to any other Loan Party and (ii) any Warnaco Entity that is not a Loan Party to any other Warnaco Entity; and

          (d) any Asset Sale permitted by Section 1107.

          SECTION 1105. Restricted Payments.

          Neither the Parent nor the Company shall, nor shall they permit any of their respective Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following:

          (a) Restricted Payments by any Subsidiary of the Company to the Company or any Subsidiary of the Company that owns Stock of such Subsidiary;




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          (b) dividends and distributions declared and paid on the common Stock of the Parent and payable only in common Stock of the Parent; and

          (c) cash dividends on the Stock of the Company to the Parent paid and declared in any Fiscal Year solely for the purpose of funding the following:

               (i) ordinary operating expenses of the Parent to cover, inter alia, fees and expenses of directors, directors' and officers' insurance, and costs associated with regulatory compliance, not in excess of $10,000,000 in the aggregate in any Fiscal Year; and

               (ii) payments by the Parent in respect of foreign, federal, state or local taxes owing by the Parent in respect of the Warnaco Entities, but not greater than the amount that would be payable by the Company, on a consolidated basis, if the Company were the taxpayer; and

               (iii) Restricted Payments by the Parent in connection with the Plan of Reorganization in an aggregate amount not to exceed $500,000;

provided, however, that the Restricted Payments described in subclause (d)(i) shall not be permitted if either (A) an Event of Default or Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom or (B) such Restricted Payment is prohibited under the terms of any Indebtedness (other than the Obligations under the Loan Documents) of any Warnaco Entity.

          SECTION 1106. Prepayment and Cancellation of Indebtedness.

          (a) Neither the Parent nor the Company shall, nor shall they permit any of their respective Subsidiaries to, cancel any claim or Indebtedness owed to any of them except in the ordinary course of business consistent with past practice.

          (b) Neither the Parent nor the Company shall, nor shall they permit any of their respective Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness; provided, however, that any Warnaco Entity may: (i) prepay the Obligations of the Loan Parties in respect of the Securities in accordance with the terms of this Indenture (including, without limitation, prepayment of all or part of the Securities with the issuance of the Take-Out Securities) and the Obligations of the Loan Parties in respect of amounts under the Senior Loan Documents, (ii) make regularly scheduled or otherwise required repayments or redemptions of Indebtedness, (iii) prepay any intercompany Indebtedness payable to the Company or any of its Subsidiaries by the Company or any of its Subsidiaries, and (iv) renew, extend, refinance and refund Indebtedness, as long as such renewal, extension, refinancing or refunding is permitted under Section 1101(g).

          SECTION 1107. Restriction on Fundamental Changes.

          Neither the Parent nor the Company shall, nor shall they permit any of their respective Subsidiaries to, merge with any Person, consolidate with any Person, dissolve, acquire all or substantially all of the Stock or Stock Equivalents of any Person, acquire all or substantially all of the assets constituting a business, division, branch or other unit of operation or trademark of any Person, enter into any joint venture or partnership with any Person, or acquire or create any Subsidiary, except that:




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          (a) any Warnaco Entity may merge into or consolidate with any Loan
     Party; provided, however, that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a Loan Party;

          (b) any Warnaco Entity that is not a Loan Party may merger into or consolidate with any other Warnaco Entity that is not a Loan Party; provided, however, that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a Wholly Owned Subsidiary of the Parent;

          (c) any Warnaco Entity may form a new Wholly Owned Subsidiary; provided, however, that, in case of any such formation, the Subsidiary formed shall be an indirect Wholly Owned Subsidiary of the Parent, and, in the case of a Domestic Subsidiary, shall become a Loan Party;

          (d) any Warnaco Entity which is inactive or dormant (meaning that (i) on the date of determination and on a consolidated basis with its Subsidiaries, it has assets with an aggregate Fair Market Value of less than $500,000 and/or (ii) such Subsidiary is listed on Schedule 1107 hereof (Scheduled Dissolutions)) may be dissolved, provided that if such Warnaco Entity is a Loan Party, all assets distributed upon dissolution shall be distributed to another Loan Party; and

          (e) any Warnaco Entity may consummate a Permitted Acquisition;

provided, however, that in each case under this Section 1107 both before and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom.

          SECTION 1108. Change in Nature of Business.

          (a) Neither the Parent nor the Company shall, nor shall they permit any of their respective Subsidiaries to, enter into any business other than the businesses conducted on the date hereof by the Parent and its Subsidiaries and businesses that are similar, ancillary and related thereto, except to the extent not material to the Parent and its Subsidiaries, taken as a whole.

          (b) The Parent shall not engage in any business or activity other than
(i) holding shares in the Stock of the Company, (ii) paying taxes, (iii) preparing reports to Governmental Authorities and to its shareholders and (iv) holding directors and shareholders meetings, preparing corporate records and other corporate activities required to maintain its separate corporate structure; provided that the provisions of this Section 1108(b) shall not limit or restrict any Permitted Acquisition otherwise permitted hereunder.

          SECTION 1109. Transactions with Affiliates.

          Neither the Parent nor the Company shall, nor shall they permit any of their respective Subsidiaries to, except as otherwise expressly permitted herein, do any of the following: (a) make any Investment in an Affiliate of the Parent which is not a Warnaco Entity; (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Parent which is not a Warnaco Entity; (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Parent which is not a Warnaco Entity; (d) repay any Indebtedness to any Affiliate of the Parent which is not a Warnaco Entity (other than any payments to an Affiliate in respect of the Securities); or (e) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of the Parent which is not a Warnaco Entity (including guaranties and assumptions of obligations of any such Affiliate), except for (i) transactions in the ordinary course of business on a basis no less favorable to such Warnaco Entity as would be obtained in a




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comparable arm's-length transaction with a Person not an Affiliate and (ii)
salaries and other employee compensation to officers or directors of any Warnaco Entity.

          SECTION 1110. Restrictions on Subsidiary Distributions; No New Negative Pledge.

          Other than (x) pursuant to the Take-Out Securities, the Loan Documents and the Senior Loan Documents, the documents governing any Indebtedness permitted under Section 1101(h), agreements existing on the Effective Date and set forth on Schedule 1110 (Existing Restrictions), or any agreements governing any purchase money Indebtedness or Capital Lease Obligations permitted by Sections 1101(f) or (g) (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (y) any restrictions consisting of customary non-assignment provisions that are entered into in the ordinary course of business consistent with prior practice to the extent that such provisions restrict the transfer or assignment of such contract or (z) with respect to any asset that is subject to a contract of sale permitted by Section 1104 or which contract acknowledges that a waiver under Section 1104 is necessary, neither the Parent nor the Company shall, nor shall they permit any of their respective Subsidiaries to:

          (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, any other Warnaco Entity, or

          (b) enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of any Warnaco Entity to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations of the Loan Parties under any of the Loan Documents, including any agreement which requires any other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations of the Loan Parties under any of the Loan Documents.

          SECTION 1111. Modification of Constituent Documents.

          Neither the Parent nor the Company shall, nor shall they permit any of their respective Subsidiaries to, change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except for changes and amendments which do not materially and adversely affect the rights and privileges of any Warnaco Entity, or the interests of any Trustee or the Secured Parties under the Loan Documents or in the Collateral.

          SECTION 1112. Accounting Changes; Fiscal Year.

          Neither the Parent nor the Company shall, nor shall they permit any of their respective Subsidiaries to, change its (a) accounting treatment and reporting practices, except as required by GAAP, the Financial Accounting Standards Board or any Requirement of Law and disclosed to the Indenture Trustee or (b) Fiscal Year.

          SECTION 1113. Operating Leases; Sale and Leaseback Transactions.

          (a) Neither the Parent nor the Company shall, nor shall they permit any of their respective Subsidiaries to, become liable as lessee or guarantor or other surety with respect to any operating lease entered into after the Effective Date (but excluding any renewals or extensions of operating leases in existence on the Effective Date and any leases permitted to be incurred pursuant to




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                                       72


clause (b) below), unless the Dollar Equivalent of the aggregate amount of all rents paid or accrued under all such operating leases shall not exceed $15,000,000 in any Fiscal Year.

          (b) Neither the Parent nor the Company shall, nor shall they permit any of their respective Subsidiaries to, enter into any Sale and Leaseback Transaction if, after giving effect to such Sale and Leaseback Transaction, the Dollar Equivalent of the aggregate Fair Market Value of all properties covered by Sale and Leaseback Transactions would exceed $15,000,000.

          SECTION 1114. No Speculative Transactions.

          Neither the Parent nor the Company shall, nor shall they permit any of their respective Subsidiaries to, engage in any speculative transaction or in any transaction involving Hedging Contracts except for the sole purpose of hedging in the normal course of business and consistent with industry practices.

          SECTION 1115. Compliance with ERISA.

          Neither the Parent nor the Company shall, nor shall they permit any of their respective Subsidiaries to, or cause or permit any ERISA Affiliate to, cause or permit to occur (a) an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (b) an ERISA Event that would have a Material Adverse Effect.

                                 ARTICLE TWELVE

                       DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 1201. Company's Option to Effect Defeasance or Covenant Defeasance.

          The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 1202 or Section 1203 be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article Twelve.

          SECTION 1202. Defeasance and Discharge.

          Upon the Company's exercise under Section 1201 of the option applicable to this Section 1202, the Company and each other Loan Party shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities on the date the conditions set forth in Section 1204 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1205 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Indenture Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of and interest on such Securities when such payments are due, (B) the obligations of the Company and, to the extent applicable, the other Loan Parties, under Sections 306, 307, 308, 606, 1001, 1002 and 1205, (C) the rights, powers, trusts, duties and immunities of the Indenture Trustee hereunder and (D) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this




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                                       73


Section 1202 notwithstanding the prior exercise of its option under Section 1203 with respect to the Securities.

          SECTION 1203. Covenant Defeasance.

          Upon the Company's exercise under Section 1201 of the option applicable to this Section 1203, the Company and each other Loan Party shall be released from its obligations under any covenant contained in Sections 1101 through 1115 with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Company and each other Loan Party may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(e), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

          SECTION 1204. Conditions to Defeasance or Covenant Defeasance.

          The following shall be the conditions to application of either Section 1202 or Section 1203 to the Outstanding Securities:

          (a) The Company shall irrevocably have deposited or caused to be deposited with the Indenture Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Indenture Trustee, to pay and discharge, and which shall be applied by the Indenture Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of and interest on the Outstanding Securities on the Stated Maturity (or Prepayment Date, if applicable) of such principal or installment of interest and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; provided that the Indenture Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. Before such a deposit, the Company may give to the Indenture Trustee, in accordance with Section 903 hereof, a notice of its election to prepay all of the Outstanding Securities at a future date in accordance with Article Nine hereof, which notice shall be irrevocable. Such irrevocable prepayment notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable




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                                       74


     or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          (b) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 501(e) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (c) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

          (d) In the case of an election under Section 1202, the Company shall have delivered to the Indenture Trustee an Opinion of Counsel stating that
     (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the Effective Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

          (e) In the case of an election under Section 1203, the Company shall have delivered to the Indenture Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

          (f) The Company shall have delivered to the Indenture Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under
     Section 1202 or the covenant defeasance under Section 1203 (as the case may be) have been complied with.

          SECTION 1205. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

          Subject to the provisions of the last paragraph of Section 1002, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Indenture Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the "Indenture Trustee") pursuant to Section 1204 in respect of the Outstanding Securities shall be held in trust and applied by the Indenture Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Indenture Trustee may determine, to the Holders of such Securities of all sums due and to become due




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                                       75


thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Indenture Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

          Anything in this Article Twelve to the contrary notwithstanding, the Indenture Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Indenture Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

          SECTION 1206. Reinstatement.

          If the Indenture Trustee or any Paying Agent is unable to apply any money in accordance with Section 1205 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or 1203, as the case may be, until such time as the Indenture Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1205; provided, however, that if the Company makes any payment of principal of or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Indenture Trustee or Paying Agent.

                                ARTICLE THIRTEEN

                                   GUARANTEES

          SECTION 1301. Guarantee; Limitation of Liability.

          (a) Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by any Holder in enforcing any rights under this Guarantee or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Holder under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

          (b) Each Guarantor, and by its acceptance of this Guarantee, each Holder, hereby confirms that it is the intention of all such Persons that this Guarantee and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law,




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                                       76


the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guarantee and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, each Holder and each Guarantor hereby irrevocably agree that the Obligations of each Subsidiary Guarantor under this Guarantee at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guarantee not constituting a fraudulent transfer or conveyance.

          (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Holder under this Guarantee or any other Guarantee, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Holders under or in respect of the Loan Documents.

          (d) Notwithstanding the foregoing, Calvin Klein Jeanswear Company shall not be required to make any payment hereunder until the 30th day after written demand therefore has been given by the Indenture Trustee in accordance with the terms hereof (it being agreed and understood that no default or event of default shall be deemed to have occurred as to Calvin Klein Jeanswear Company under this Article 13 upon the occurrence and continuance of a Default, until the end of such 30-day period).

          SECTION 1302. Guarantee Absolute.

          Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Holder with respect thereto. The Obligations of each Guarantor under or in respect of this Guarantee are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Company or any other Loan Party or whether the Company or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guarantee shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

          (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other Guarantee, for all or any of the Guaranteed Obligations;

          (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other




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                                       77


     Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

          (f) any failure of any Holder to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Holder (each Guarantor waiving any duty on the part of the Holders to disclose such information);

          (g) the failure of any other Person to execute or deliver this Guarantee, any Guarantee Supplement or any other Guarantee or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

          (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Holder that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Holder or any other Person upon the insolvency, bankruptcy or reorganization of the Company or any other Loan Party or otherwise, all as though such payment had not been made.

          Notwithstanding any provision of any Loan Document to the contrary, each Guarantor shall be entitled to the benefits of Section 313.

          SECTION 1303. Waivers and Acknowledgments.

          (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guarantee and any requirement that any Holder protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

          (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guarantee and acknowledges that this Guarantee is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Holder that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

          (d) Each Guarantor acknowledges that the Collateral Trustee may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guarantee,




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                                       78


foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Collateral Trustee and the other Holders against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

          (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Holder to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Holder.

          (f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 1302 and this Section 1303 are knowingly made in contemplation of such benefits.

          (g) Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Company, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guarantee or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Holder against the Company, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guarantee shall have been paid in full in cash. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guarantee, such amount shall be received and held in trust for the benefit of the Holders, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Indenture Trustee in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guarantee, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guarantee thereafter arising. If (i) any Guarantor shall make payment to any Holder of all or any part of the Guaranteed Obligations and (ii) all of the Guaranteed Obligations and all other amounts payable under this Guarantee shall have been paid in full in cash, the Indenture Trustee will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guarantee.

          SECTION 1304. Guarantee Supplements.

          Upon the execution and delivery by any Person of a Guarantee supplement in substantially the form of Exhibit C hereto (each, a "Guarantee Supplement"), (a) such Person shall be referred to as an "Additional Guarantor" and shall become and be a Guarantor hereunder, and each reference in this Guarantee to a "Guarantor" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a "Subsidiary Guarantor" shall also mean and be a reference to such Additional Guarantor, and
(b) each reference herein to "this Guarantee", "hereunder", "hereof" or words of like import referring to this Guarantee, and each reference in any other Loan Document to the "Guarantee", "thereunder", "thereof" or words of like import referring to this




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                                       79


Guarantee, shall mean and be a reference to this Guarantee as supplemented by such Guarantee Supplement.

          SECTION 1305. Subordination.

          Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party other than such debts, liabilities and other Obligations constituting Senior Collateral (the "Subordinated Obligations") to the Guaranteed Obligations as follows: in any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that, subject to the New Intercreditor Agreement, the Holders shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("Post Petition Interest")) before such Guarantor receives payment of any Subordinated Obligations.

          SECTION 1306. Continuing Guarantee; Transfers.

          This Guarantee is a continuing Guarantee and shall (a) remain in full force and effect until the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guarantee, (b) be binding upon each Guarantor and its successors and (c) inure to the benefit of, and be enforceable by, the Holders and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Holder may assign or otherwise transfer all or any portion of its rights and obligations under this Indenture and the Securities held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Holder herein or otherwise, in each case as and to the extent provided in Section 307. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Holders.

          SECTION 1307. Confirmation of Representations and Warranties.

          Each Guarantor hereby represents, warrants and confirms, as to itself and its Subsidiaries, as applicable, that each representation and warranty set forth in Article IV of the Note Distribution Agreement is true and correct, as if such Article IV were set forth herein in its entirety, with references to the Company being replaced by references to such Guarantor.

          SECTION 1308. Non-U.S. Subsidiaries.

          Notwithstanding any provision of any Loan Document to the contrary (including any provision that provides it is to apply notwithstanding contrary provisions), (i) no Subsidiary incorporated under the laws of a jurisdiction other than the United States (a "non-U.S. Subsidiary") shall make any payments for on behalf of any Loan Party that is a United States person (within the meaning of Internal Revenue Code Section 7701(a)(30)) (a "U.S. Loan Party"),
(ii) no more than 65% of the equity interests in or of any non-U.S. Subsidiary shall be directly or indirectly pledged or similarly hypothecated to guarantee or support any Obligation of any U.S. Loan Party, (iii) no non-U.S. Subsidiary shall directly or indirectly guarantee or support any Obligation of any U.S. Loan Party, (iv) no security or similar interest shall be granted, directly or indirectly, in the assets of any non-U.S. Subsidiary, which security or similar interest guarantees or supports any Obligation of any U.S. Loan Party. The parties agree that any pledge, guaranty or security or similar interest made or granted in contravention of this Section 1308 shall be void ab initio.

                                    * * * * *




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                                       80


          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                      WARNACO INC.


                                      By /s/ James P. Fogarty
                                         ---------------------------------------
                                         Name:  James P. Fogarty
                                         Title:


                                      THE WARNACO GROUP, INC.


                                      By /s/ James P. Fogarty
                                         ---------------------------------------
                                         Name:  James P. Fogarty
                                         Title:


                                      WELLS FARGO BANK MINNESOTA,
                                      NATIONAL ASSOCIATION


                                      By /s/ Timothy P. Mowdy
                                         ---------------------------------------
                                         Name:  Timothy P. Mowdy
                                         Title: Assistant Vice President

                                      184 Benton Street Inc.
                                      A.B.S. Clothing Collection, Inc.
                                      Abeville Manufacturing Company
                                      Authentic Fitness Corporation
                                      Authentic Fitness On-Line, Inc.
                                      Authentic Fitness Products Inc.
                                      Authentic Fitness Retail Inc.
                                      Calvin Kein Jeanswear Company
                                      CCC Acquisition Corp.
                                      C.F. Hathaway Company
                                      CKJ Holdings, Inc.
                                      Designer Holdings Ltd.
                                      Gregory Street, Inc.
                                      Jeanswear Holdings, Inc.
                                      Kai Jay Manufacturing Company
                                      Outlet Holdings, Inc.
                                      Outlet Stores, Inc.
                                      Rio Sportswear, Inc.
                                      Ubertech Products, Inc.
                                      Warnaco Men's Sportswear, Inc.
                                      Warnaco Puerto Rico, Inc.
                                      Warnaco Sourcing Inc.
                                      Warner's De Costa Rica Inc.


                                      By: /s/ James P. Fogarty
                                         ---------------------------------------
                                         Name:  James P. Fogarty
                                         Title:


                                      MYRTLE AVENUE, INC.


                                      By: /s/ James P. Fogarty
                                         ---------------------------------------
                                         Name: James P. Fogarty
                                         Title:


                                      PENHALIGON'S BY REQUEST, INC.


                                      By: /s/ James P. Fogarty
                                         ---------------------------------------
                                         Name: James P. Fogarty
                                         Title:

                                      Warnaco International, LLC


                                      By: /s/ Stanley P. Silverstein
                                         ---------------------------------------
                                         Name:  Stanley P. Silverstein
                                         Title:


                                      Warnaco U.S. Inc.


                                      By: /s/ James P. Fogarty
                                         ---------------------------------------
                                         Name:  James P. Fogarty
                                         Title: